UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Gaming and Leisure Properties, Inc.
(Name of Registrant as Specified In Its Charter)

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Dear Fellow Shareholders,

The Board of Directors of Gaming and Leisure Properties, Inc. cordially invites you to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”). Due to the public health impact and concerns surrounding the coronavirus (COVID-19) pandemic, to comply with government directives and support the health and well-being of our shareholders, the Annual Meeting will be conducted in a virtual format on June 11, 2020 at 12:00 p.m. EDT. Shareholders will be able to listen, vote and submit questions from the safety of their home or any other remote location. Information on how to participate in this year’s virtual Annual Meeting can be found in the Notice of Annual Meeting of Shareholders.  We fully intend to continue our tradition of holding an in-person meeting at which directors and management can interact with shareholders in 2021.

2019 was an extraordinary, record-setting year for our Company and shareholders by almost every measure.  We excelled in the triple-net category, achieving a total shareholder return (TSR) of 43% in 2019. The Company’s TSR for the three-year period ending December 31, 2019 ranked first among the Company’s triple-net REIT measurement group and in the top 10% of REITs in the US MSCI REIT Index.  Additionally, our dividend was increased to $2.80 per share and our equity reached a new high.  Unfortunately, in 2020, safety measures related to COVID-19 led to property closures across our entire portfolio within a matter of days.  We are working to collaboratively navigate the unprecedented, challenging environment with our tenants to ensure that each is best positioned for the recovery as our country begins to re-open, while also upholding the rights and protections in our lease agreements for the benefit of our shareholders.  As we support our tenants in their preparations to bring our facilities back online as quickly and intelligently as possible, we continue to recognize that preserving and enhancing value is our foremost priority.

We were excited to end 2019 with the announcement of the addition of Carol “Lili” Lynton to our Board of Directors.  Ms. Lynton’s experience complements and enhances the diverse array of skillsets, attributes and perspectives of our directors and management team.  Our Board’s active engagement to address both the short-term needs and long-term strategies necessary to meet our stakeholders’ expectations in an evolving gaming REIT landscape has helped to shape and refine the Company’s strategy and will be even more critical to evaluate and refine the Company’s strategy during this challenging time.

At this year’s Annual Meeting you will be asked to: (i) elect experienced and distinguished directors to serve until the 2021 Annual Meeting of the Shareholders and until their respective successors are duly elected and qualified; (ii) approve our Second Amended and Restated 2013 Long-Term Incentive Compensation Plan; (iii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year; and (iv) approve, on advisory basis, the Company’s executive compensation. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe these matters in detail. Please read this information carefully.

The Board of Directors unanimously believes that each of these matters is advisable and will support the best interest of our Company and our shareholders. Accordingly, the Board of Directors recommends a vote FOR each of the proposals.

Despite the challenges before us with the COVID-19 pandemic, we will continue to carefully push forward in the best interests of our shareholders and stakeholders. This Company was built upon, and will continue to operate upon, a strong foundation for continued growth and success.

Thank you for your support and confidence.

Sincerely,

Peter M. Carlino
Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc.

NOTICE OF VIRTUAL-ONLY MEETING OF SHAREHOLDERS ON JUNE 11, 2020
Under the circumstances surrounding the COVID-19 situation, Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”) has decided to forego the opportunity to meet with its shareholders in person this year to conduct the required annual business of GLPI. Instead, the Company's 2020 annual meeting of shareholders (the “Annual Meeting”) will be held on Thursday, June 11, 2020 at 12:00 p.m. (EDT) by means of a live virtual-only on-line webcast, for the purpose of considering and acting on the following proposals:

1.
To elect Peter M. Carlino, Carol ("Lili") Lynton, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang as directors to hold office until the Company's 2021 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

2.	To approve the Second Amended and Restated 2013 Long-Term Incentive Compensation Plan.
3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.
4.	To approve, on a non-binding advisory basis, the Company's executive compensation.
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Shareholders of record of the Company's common stock (Nasdaq: GLPI) as of the close of business on April 6, 2020 are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.
The Company looks forward to resuming in-person annual meetings with shareholders beginning in 2021.
By order of the Board of Directors,
Peter M. Carlino
Chairman of the Board of Directors

Wyomissing, Pennsylvania
April 29, 2020

Your Vote is Important
Please vote as promptly as possible by using the Internet or by telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this Proxy Statement. You may also vote at the Annual Meeting by following the instructions in this Proxy Statement. This Notice of Annual Meeting and accompanying Proxy Statement are first being made available to our shareholders on or about April 29, 2020.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 11, 2020: The Notice of Annual Meeting, Proxy Statement, and Annual Report to Shareholders for the year ended December 31, 2019 are available at www.cstproxy.com/glpropinc/2020.

REGISTRATION AND ACCESS TO THE 2020 VIRTUAL-ONLY ANNUAL MEETING

The annual meeting of the shareholders in 2020 will be held only virtually over the Internet by means of a live audio webcast (the "Virtual Annual Meeting"). The Company will not conduct an in-person meeting of shareholders in 2020.  Only shareholders who own GLPI common stock as of the close of business on April 6, 2020 will be entitled to attend the Virtual Annual Meeting. Any shareholder wishing to attend the Virtual Annual Meeting must register in advance. To register for the Virtual Annual Meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

Registered Shareholders
If your shares are registered in your name with GLPI’s transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock Transfer”), and you wish to attend the Virtual Annual Meeting, go to www.cstproxy.com/glpropinc/2020, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the Virtual Annual Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record)
Beneficial shareholders who wish to attend the Virtual Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Virtual Annual Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Virtual Annual Meeting. Beneficial shareholders should contact Continental Stock Transfer on or before June 3, 2020.

Shareholders participating in the Virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Virtual Annual Meeting, virtual attendees are able to:

▪	Vote using the Virtual Annual Meeting website; and
▪	Submit questions or comments to the Company’s officers during the meeting via the Virtual Annual Meeting webcast.

Shareholders may submit questions or comments during the meeting through the Virtual Annual Meeting portal by typing in the “Submit a question” box.

Shareholders will also have the option to call in to the Virtual Annual Meeting and listen by telephone by calling:

Optional telephone access (listen-only):

Within the U.S. and Canada: +1 888-965-8995  (toll-free)
Outside of the U.S. and Canada: +1 415-655-0243 (standard rates apply)

Passcode for telephone access:

52625384#

4	Notice of Annual Meeting of Shareholders and Proxy Statement

Proxy Summary	6	Audit and Compliance Committee Report	50
Social Responsibility, Environmental Sustainability and Related Policies	13	Certain Relationships and Related Person Transactions	51
Proposal 1 - Election of Directors	16	Security Ownership of Certain Beneficial Owners and Management	53
Executive Compensation	27
Executive Summary	28	Equity Compensation Plan Information	55
Compensation Philosophy and Objectives	31	Section 16(a) Beneficial Ownership Reporting Compliance	56
Key Compensation Practices	31
Annual Review and Approval Process	32	Proposal 2 - Approval of Second Amended and Restated 2013 Long-Term Incentive Compensation Plan	57
Overview of 2019 Compensation	34
Overview of Compensation Program for 2020	38	Proposal 3 - Ratification of Independent Registered Public Accounting Firm	64
Employment Agreements	39
Other Compensation Policies	39	Proposal 4 - Advisory (Non-Binding) Vote to Approve the Company's Executive Compensation	65
Compensation Committee Report	40
Summary Compensation Table	41	Frequently Asked Questions	66
All Other Compensation Table	42	Other Matters	70
2019 Grants of Plan-Based Awards	43	Shareholder Proposals and Director Nominations for 2021 Annual Meeting of Shareholders	70
Outstanding 2019 Equity Awards at Fiscal Year-End	44
2019 Option Exercises and Stock Vested	45	Annual Report to Shareholders	70
2019 Nonqualified Deferred Compensation	46
Potential Payments Upon Termination or Change-of-Control	47	Delivery of Documents to Shareholders Sharing an Address	70
CEO Pay Ratio	49
		Appendix A: Second Amended and Restated 2013 Long-Term Incentive Compensation Plan

5	Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY SUMMARY
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Gaming and Leisure Properties, Inc. ("GLPI", the "Company", "we", "us" and "our") for the Annual Meeting of Shareholders of the Company to be held by means of a live virtual-only online webcast on June 11, 2020 (the "Annual Meeting"), and any postponements or adjournments of the meeting.
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2019 performance, please review the Company's Annual Report to Shareholders for the year ended December 31, 2019.

2020 ANNUAL MEETING OF SHAREHOLDERS
Time and Date	Record Date
12:00 p.m. EDT	April 6, 2020
June 11, 2020	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date:
Place If you plan to attend the virtual-only Annual Meeting, please follow the instructions provided in the Proxy Statement to register for and gain access to the Annual Meeting.	215,428,398

On or about April 29, 2020, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.

VOTING MATTERS
Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	16
Second Amended and Restated 2013 Long-Term Incentive Compensation Plan	FOR	57
Ratification of Independent Registered Public Accounting Firm	FOR	64
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	65

6	Notice of Annual Meeting of Shareholders and Proxy Statement

BOARD NOMINEES
The following table provides summary information about the director nominees.
	Director Since		Committee Memberships*
Name, Age		Principal Occupation	AC	NG	C	Other Public Company Boards
Peter M. Carlino, 73	2013	Chairman and Chief Executive Officer of Gaming and Leisure Properties, Inc.				Penn National Gaming, Inc. (Emeritus)
Lili Lynton, 58	2019	Co-founder and Operating Partner, The Dinex Group; Chief Investment Officer, HD American Trust				El Pollo Loco Holdings, Inc.; CIM RACR (Trustee)
Joseph W. Marshall, III, 67	2013	Vice Chairman of Stevens & Lee, PC, and Vice Chairman of Griffin Holdings, LLC	(F)			SIGA Technologies, Inc.
James B. Perry, 70	2017	Retired. Former Chairman and Chief Executive Officer of Isle of Capri Casinos, Inc.
Barry F. Schwartz, 70	2017	Vice Chairman Emeritus MacAndrews & Forbes Inc.				Revlon, Inc. Scientific Games Corporation
Earl C. Shanks, 63	2017	Retired. Former Chief Financial Officer of Essendant, Inc.	(F)			Verint Systems Inc.
E. Scott Urdang, 70	2013	Retired. Founder, Chairman, and Chief Executive Officer of Center Square Capital Management, Inc.

* AC	Audit and Compliance Committee	(F)	Audit Committee Financial Expert
NG	Nominating and Corporate Governance Committee		Chair of the Committee
C	Compensation Committee

The following matrix summarizes the skills and experience of our Board nominees:

7	Notice of Annual Meeting of Shareholders and Proxy Statement

2019 PERFORMANCE HIGHLIGHTS
Top Performance

TOTAL SHAREHOLDER RETURN(1)

1-YEAR	3-YEAR	5-YEAR
GLPI 43%	GLPI 74%	GLPI 110%
MSCI 26%	Triple-Net 39%	Triple-Net 77%
Triple-Net 25%	MSCI 26%	MSCI 41%

(1)	Per S&P Global Market Intelligence as of 12/31/2019

8	Notice of Annual Meeting of Shareholders and Proxy Statement

Consistent Results
GLPI has produced consistent increases in dividends and adjusted funds from operations ("AFFO") since the spin-off from Penn National Gaming, Inc. ("Penn") in 2013.

(1)	December 31, 2014 excludes one-time dividends of $11.84 and $0.40 per share paid to shareholders on February 18, 2014 and December 19, 2014, respectively.
(2)
AFFO and AFFO per share are non-GAAP financial measures. AFFO per share is calculated using the Company’s outstanding number of shares on a fully diluted basis. AFFO is FFO as defined by the National Association of Real Estate Investment Trusts (net income, excluding gains or losses from sales of property and real estate depreciation) excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original discounts, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges reduced by capital maintenance expenditures. For a complete discussion of our financial performance in 2019 and additional information on non-GAAP financial measures presented in this Proxy Statement, please see our Annual Report on Form 10-K for the year ended December 31, 2019, a copy of which is included in the Annual Report to Shareholders made available to shareholders in connection with this Proxy Statement.

9	Notice of Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION
Gaming REITs - Unique Position

On November 1, 2013, we emerged as a publicly traded company through a tax-free spin-off from Penn.  We were the first triple-net real estate investment trust ("REIT") focused entirely on the ownership and leasing of gaming properties, establishing a new category of gaming REITs.  This innovative approach ignited a wave of conversions that included some of the largest gaming companies in the industry - MGM Resorts International, Caesars Entertainment Corporation and Pinnacle Entertainment, Inc.  Today, there are three publicly traded gaming REITs.  GLPI differs from more traditional REITs in several key aspects:

Long-Term, Stable Master Leases
Our master leases are unitary, long-term leases (up to 35 years), primarily with established, profitable gaming operators as our tenants. These leases do not provide our tenants the ability to freely select specific locations on renewals or remove properties during the lease term. The result is dependable cash flow, stable dividends and fully-occupied properties.

Significant Regulatory Oversight
As a gaming REIT, we are subject to the jurisdiction and licensing of gaming regulatory agencies in several states. This regulation has significant impacts on our business operations and acquisitions which include: (1) the licensing of our officers, directors and entities, which is an onerous and intrusive process; and (2) our acquisitions require investigation, review and approval by gaming regulators, which can take up to a year in some instances.

Complex Transactions
Gaming companies are typically held in corporate structures that require separation of assets into operating company/real property company structures in a manner that minimizes tax leakage and maximizes value. To do so in a manner accretive to shareholders, detailed analysis and the ability to solve complex accounting, tax and legal issues are required, as is a thorough understanding of the underlying gaming business to avoid overpaying for assets that may under-perform in the long-term and adversely impact rent.

Limited Development Opportunities	Many states limit the number of casino licenses. As a result, our ability to develop new properties is limited.
Operation of Gaming Facilities	We operate gaming facilities located in Baton Rouge, Louisiana and Perryville, Maryland. Gaming operations are subject to significant regulatory oversight.
Success in this segment of the REIT industry requires gaming experience as well as the ability to solve complex accounting, legal and tax issues.  The Compensation Committee has determined that compensating our executive management using a REIT Global Industry Classification Standard (GICS) code is not appropriate given our operations and the talent required to support the complex and unique nature of our business.  The Compensation Committee designed the executive compensation program to attract and retain executive talent with the necessary experience in, and understanding of, gaming assets while recognizing that performance metrics should reflect the Company's operation as a triple-net REIT.
We have implemented a two-pronged approach:
(1) offer base salaries competitive with the Company's gaming peers to attract and retain the unique skill sets necessary to appropriately value properties with revenues primarily derived from gaming operations; and
(2) offer performance-based compensation designed to appropriately motivate our executives to drive shareholder value in the competitive REIT market.
By focusing on the Company's gaming peers in establishing base salary and the Company's REIT peers in structuring performance incentives, we believe our compensation program is successful in attracting and retaining high-performing talent with the experience and skills necessary for acquiring assets in accretive transactions and driving shareholder value.

10	Notice of Annual Meeting of Shareholders and Proxy Statement

2019 Named Executive Officer Compensation
In 2019, the total potential compensation opportunity of the Company's Chief Executive Officer ("CEO") and other named executive officers (together with the CEO, the "NEOs") consisted of the following:

The base salary of our CEO is competitive with the Company's gaming peers and has not been increased since 2012, which is the same salary he received as the Chief Executive Officer of Penn.  It is the Compensation Committee's intention to continue with the policy of not increasing Mr. Carlino's base salary for the foreseeable future.

(1)	Base salary for the Company's gaming peers is for 2018 based on public disclosures in 2019 and our CEO's base salary has not changed since 2012.

11	Notice of Annual Meeting of Shareholders and Proxy Statement

RESPONSIVE TO SHAREHOLDER FEEDBACK
Our Board of Directors values the opinions of our shareholders.  We have a strong track-record of responding to shareholder feedback. Since 2015, our Board of Directors and its committees have taken shareholder concerns seriously and responded promptly.
During 2019, we accommodated meeting requests from institutions that contacted management throughout the year. Specifically, we held over 200 in-person meetings with shareholders to discuss various key corporate matters and solicit feedback from those shareholders. The Company hosted several investors at its corporate office while other outreach efforts were conducted at industry conferences. The Company also embarked upon eight (8) non-deal roadshows that took place in major metropolitan areas across the country. Topics discussed at these outreach efforts ranged from capital allocation process and strategy, balance sheet management, capital markets strategy, gaming industry perspective, tenant relationships, regional gaming, real estate's unique investment merits, the Company's unique competitive advantages, corporate governance, risk management practices, environmental, social and corporate governance (“ESG”) matters, and executive compensation. The Company finds this shareholder engagement invaluable and intends to continue this practice to ensure that it is continually considering and, where necessary or appropriate, addressing shareholder concerns.
Shareholder Feedback	Our Response
2019
Diversity	In 2019, we appointed Lili Lynton to our board of directors and subsequently to the Nominating and Corporate Governance Committee
ESG and Diversity Policies	We amended our Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter to demonstrate our commitment to diversity and ESG matters
2018
Plurality Voting Standard	We implemented majority voting with a resignation policy
2017
Single Trigger Change-of- Control	We amended the Company's 2013 Long-Term Incentive Compensation Plan (the "Plan") to provide for double-trigger acceleration of awards in the event of a change-of-control
Potential to Earn Maximum Awards with Negative TSR	Performance-Based Restricted Stock Awards granted after January 1, 2018 are capped at target in the event of negative total shareholder return ("TSR") for the performance period
Target Vesting at 40% TSR	We revised our performance-based restricted stock award program to provide for target vesting at the 50% TSR level with minimum vesting at 25%, maximum vesting at 75% and linear vesting
No Stock Ownership Guidelines	We implemented stock ownership guidelines for NEOs and non-employee directors
Limited Role of Lead Independent Director	We expanded the role of the Lead Independent Director
2016/2015
Performance Goals Not Focused on Triple-Net REITs	Performance-Based Restricted Stock Awards granted after January 1, 2017 bifurcated, with 50% measured against US MSCI REIT Index and 50% against triple-net REITs
Peer Group Lacks Triple-Net REIT Peers	We revised our peer group in 2017 to include a focus on triple-net REIT peers and gaming peers
Classified Board Structure	We proposed Board declassification in 2016

12	Notice of Annual Meeting of Shareholders and Proxy Statement

SOCIAL RESPONSIBILITY, ENVIRONMENTAL SUSTAINABILITY AND RELATED POLICIES

We believe that environmental and community stewardship is an integral component of growing shareholder value and we are committed to fostering a corporate culture that encourages and seeks the betterment of the Company and the communities in which we operate or conduct business. With this in mind, we endeavor to integrate environmental, social and governance practices that create long-term economic value for our shareholders, employees and other constituents. For example, in March 2020, we amended the Nominating and Corporate Governance Committee's charter to formally establish the Committee's oversight responsibility for strategies, activities, policies and communications regarding sustainability and ESG-related matters. In addition, in March 2020, we amended and restated our Code of Business Conduct ("Code of Conduct") to formally expand upon topics including equal employment opportunity, non-discrimination, health, safety, the environment and respect for human rights. We strive to expand and communicate our sustainability and ESG-related initiatives and commitments in meaningful ways and improve the level of engagement across our various stakeholders.
Corporate Culture and Employee Engagement
We strive to maintain a corporate environment that fosters a sense of community and well-being and that encourages our employees to focus on their long-term success along with the long-term success of the Company. We offer, among other things, competitive and balanced compensation programs on par with those of our peers and competitors that include well-rounded healthcare, prescription drug and disability insurance benefits for our employees and their families, participation in a 401(k) plan, with a matching contribution by the Company, competitive paid time-off benefits, a parental leave program that applies to both women and men and an employee assistance plan that provides professional support, access to special programs and certain resources to our employees experiencing personal, work, financial or family related issues.
We realize that continuous engagement with our employees is vital to driving successful, meaningful outcomes. Senior level management conducts regularly scheduled “town-hall” style meetings with corporate employees to address topics such as business operations, strategy, and market conditions while fostering an environment and corporate culture of open dialogue and collaboration.  Small group meetings and “lunch and learns” are held to discuss employee and customer feedback and areas for improvement. Performance reviews are conducted at least annually at each of our owned casinos, during which employees and managers address goals, development opportunities, strengths and weaknesses. We believe these initiatives facilitate both strong and productive conversations across our organization and an open feedback culture.

We are passionate about developing and growing our talent. We devote substantial efforts to retaining, motivating and supporting our employees by providing access to such benefits and opportunities as tuition reimbursement, professional development reimbursement and internal growth and advancement. We created a Leadership Academy to cultivate management and leadership skills to empower our employees to succeed. Our employees are one of our most important assets and we recognize and reward individual and collective contributions to our growth and success.
Growth should not lay only within our organizational walls - education has the power to dramatically strengthen the communities where we operate. Each year, we participate in various educational and recruitment outreach programs, including local college and university job fairs, veteran career expos, on-site open house recruitment and internship opportunities.
We view providing our employees with a healthy and safe working environment as essential. Our goal is to reduce the potential for injury or illness by maintaining safe working conditions, such as providing proper tools and training to all employees. Our corporate headquarters and Hollywood Casino Baton Rouge and Hollywood Casino Perryville (such casinos, the "TRS Properties") are smoke-free environments. Additionally, we offer resources to our employees to encourage healthy habits, such as tobacco cessation and health coaches for those employees with certain chronic conditions, including but not limited to diabetes and asthma.
We recognize and respect the freedom of employees to exercise their lawful rights and free association and collective bargaining. Certain of our employees at Hollywood Casino Perryville are currently represented by labor unions. We value the relationships we have with not only those employees but their representation as well.
Diversity & Inclusion
We believe that maintaining and promoting a diverse and inclusive workplace where every employee feels valued and respected is essential for us to grow as a company. As such, we are focused on cultivating a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to work. We seek to hire and retain highly talented employees and empower those employees to create value for our shareholders. In our employee recruitment and selection process and operation of our business, we adhere to equal employment policies and provide annual trainings on diversity and inclusion. As of December 31, 2019, approximately 48% of our employees identify as women and 51% of our employees are minority.

13	Notice of Annual Meeting of Shareholders and Proxy Statement

We employ, train and refresh our employees in accordance with our nondiscriminatory, inclusive practices and policies implemented to prevent discrimination and protect our employees, customers and stakeholders from offensive and harmful behaviors.
All of our employees are required to acknowledge receipt of our Code of Conduct, upon starting employment and on an annual basis, which sets out basic principles, guidelines and prohibitions to guide all employees, officers and directors of the Company, which relate to, among other topics, conflicts of interest, health and safety, respect for the environment, equal employment opportunity, non-discrimination, anti-harassment, complying with insider trading prohibitions, reporting suspected violations of the Code of Conduct, and prohibitions on retaliation for complying with the Code of Conduct.

Responsible Gaming
We are committed to a policy of responsible gaming. In alignment with this core value, our casinos have established a set of policies and guidelines modeled after the American Gaming Association’s Code of Conduct for Responsible Gaming. This set of policies and guidelines establishes minimum standards that address problem gambling, underage gambling, improper use of alcohol, responsible marketing and advertising and the prevention of unattended minors. Our casinos use a variety of approaches to promote responsible gaming including employee training programs, customer awareness campaigns, self-exclusion and financial restriction programs, written procedures for recognizing and managing these issues, use of outside experts, and ongoing monitoring and review to gauge the effectiveness of these programs.

Community Service and Philanthropy
We take an active role in supporting the communities in which we operate by partnering with local and national organizations to administer charitable contributions, provide community service and organize the donation of goods to assist local families in need.  Through our non-profit partnerships, we partner with organizations such as Habitat for Humanity to build and improve places for families to call home, the Salvation Army, through its Angel Tree program, and the United States Marine Corps Reserve, through its Toys for Tots program, to provide new clothing and toys to children during the holidays and Ray of Hope to facilitate the donation of new or gently used coats.  Our Hollywood Casino Perryville employees participate in the Cecil Cares initiative, a county-wide day of service coordinated by the Cecil County Department of Community Services, the Special Olympics and Project Clean Stream, an initiative focused on restoring clean waters to local streams, creeks and rivers in the Chesapeake Bay region.  We also invest in our local communities through charitable contributions to such organizations as the Louisiana Casino Association, Woman’s Hospital, one of the first women’s specialty hospitals in the nation, the Alzheimer’s Association and the National Multiple Sclerosis Society. We believe that our dedication to being a responsible corporate citizen has a direct and positive impact in the communities in which we operate and contributes to the strength of our reputation and our financial performance.
Environmental Stewardship

We strive to identify and implement sustainable business practices to minimize our environmental impact and improve our efficient use of resources over time with a particular emphasis on energy, water and indoor environmental quality. For our TRS Properties and our corporate headquarters, our focus on sustainable environmental practices is demonstrated by how we manage and operate these buildings and plan for the future. For example, in an effort to continue to conserve energy and become greener, Hollywood Casino Perryville partnered with Rich Energy Solutions, a consulting firm focused on helping clients improve their energy efficiency, to develop a program to reduce its energy consumption and environmental footprint. In connection with such program, Hollywood Casino Perryville has, among other things, removed its fluorescent light fixtures in favor of lower energy usage LED lighting fixtures and installed lighting controls to automatically turn lights on and off as needed to conserve energy and reduce costs. Similarly, Hollywood Casino Baton Rouge has adopted a LED lighting initiative and installed hand dryers throughout the property to reduce towel waste. At our corporate headquarters, we promote environmental and energy efficiency awareness and encourage practices such as powering down office equipment at the end of the day and recycling paper waste. In addition, our headquarters building was constructed in 2015 with such efficiencies in mind and implemented similar efficiency and conservation measures which include, among other things, the installation of motion sensor lighting throughout our corporate headquarters and a sophisticated rain water management system that includes semi-permeable paving with an underground collection and distribution apparatus that helps to reduce flooding and pollutants in run-off.
The remaining properties in our portfolio are leased to gaming operators in triple-net lease arrangements, meaning each gaming operator is ultimately responsible for maintaining the buildings including controlling their energy usage and the implementation of environmentally sustainable practices. We are committed to promoting awareness, influencing and engaging with our tenants where possible regarding sustainability practices and environmentally beneficial energy solutions. As such, many of our tenants have implemented similar efficiency and conservation measures in recent capital expenditure projects. For example, in 2019, cost-saving indoor and outdoor LED lighting retrofits were completed at our tenant facilities as well as the installation of guest room occupancy-based thermostats, building management systems upgrades and electronic vehicle charging stations.

14	Notice of Annual Meeting of Shareholders and Proxy Statement

CODE OF BUSINESS CONDUCT

Our Code of Conduct applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Conduct was amended in March 2020. The Code of Conduct was strengthened by adding additional language about our policies concerning equal employment opportunity, non-discrimination, anti-harassment, anti-bribery, and health and safety, among other things, and clarifies the process for reporting suspected violations.  Disclosure regarding any amendments to the Code of Conduct, or any waivers of its requirements, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver.  Employees are provided a copy of the Code of Conduct at the commencement of their employment with the Company and annually thereafter. Our Code of  Conduct is available on our website, www.glpropinc.com, under the “About” section.
CORPORATE GOVERNANCE GUIDELINES
Our Board of Directors has adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. Our Corporate Governance Guidelines were amended in March 2020 to further demonstrate our commitment to Board diversity. These guidelines cover a number of areas, including the size and composition of our Board of Directors, board membership criteria and director qualifications, board diversity, director responsibilities, roles of the Chairman and CEO, roles of independent directors, resignation policy, committee responsibilities and assignments, stock ownership guidelines, the role of our Lead Independent Director, board member access to management and independent advisors and direct communications with third parties. A copy of our Corporate Governance Guidelines, is available on our website, www.glpropinc.com, under the “About” section.

15	Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will be asked to elect seven (7) directors to hold office until our 2021 Annual Meeting of Shareholders. The nominees were recommended and approved for nomination by our Nominating and Corporate Governance Committee. Elected directors will serve until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the nominees recommended by our Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. If any of the nominees for any reason are unable to serve or will not serve, the proxies may be voted for such substitute nominees as the proxy holder may determine. We are not aware of any reason that the nominees will be unable to serve as a director.
Peter M. Carlino, Lili Lynton, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang have been nominated for election to our Board of Directors to serve for a term through the 2021 Annual Meeting of Shareholders. As part of our engagement with Spencer Stuart in place during 2019, we utilized its services to identify and evaluate potential director nominees who would bring an appropriate range of expertise, experience and diversity to our Board.
Required Vote
At the 2018 Annual Meeting of Shareholders, shareholders approved amendments to the Company's Articles of Incorporation to implement a majority voting standard with a resignation policy.  Under a majority voting standard, once a quorum has been established, in an uncontested director election, a candidate must receive the affirmative vote of a majority of the votes cast with respect to the election of that candidate.  The resignation policy set forth in our Corporate Governance Guidelines requires any director nominee who fails to receive the requisite majority vote to promptly, following certification of the shareholder vote, tender his or her resignation from the Board and all committees upon which he or she serves. Our Board will then assess the appropriateness of such nominee continuing to serve as a director and decide whether to accept or reject the resignation, or whether other action should be taken. The policy further provides that any director who tenders his or her resignation shall not participate in the Board action regarding whether to accept the resignation offer. Our Board will act upon the tendered resignation and publicly disclose its decision and rationale within ninety (90) days following certification of the shareholder vote.
In a contested director election, a plurality voting standard will continue to apply.  Under the plurality voting standard, each of the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for him or her will be elected.
The election of directors at the Annual Meeting is uncontested and the majority voting standard will determine the directors that will serve until the 2021 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Votes withheld shall have no legal effect.  Brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proposal so that your votes may be counted on this important matter.
Our Directors
Our directors serve subject to the requirements of our charter and bylaws, including the requirement that directors not be “unsuitable persons,” within the meaning of our charter ("Unsuitable Person(s)"). One of those requirements is that the directors maintain certain licenses. In addition, certain jurisdictions in which we hold licenses require either by statute or discretion of the applicable gaming or racing regulatory authority our directors to acquire and maintain gaming licenses in such jurisdictions. Licenses typically require a determination from the applicable gaming or racing regulatory authority that the applicant qualifies or is suitable to hold such a license. If one of our directors were to be determined to be an Unsuitable Person by virtue of failure to obtain or maintain such a license or otherwise, he or she would be subject to removal for cause by affirmative vote of the remaining members of our Board of Directors or by shareholders with an affirmative vote of 75% of the votes cast at a shareholders meeting.
There are no family relationships among any of our directors or executive officers.

16	Notice of Annual Meeting of Shareholders and Proxy Statement

Nominees for Election to the Board of Directors for a One-Year Term Expiring at the 2021 Annual Meeting

The following biographical information is furnished as to the nominees for election as a director:

Peter M. Carlino AGE: 73 DIRECTOR SINCE: 2013 OTHER CURRENT PUBLIC BOARDS: Penn National Gaming, Inc.

Peter M. Carlino has been the Chairman of our Board of Directors and our CEO since our inception in February 2013. Mr. Carlino was the founder of Penn and served as the Chief Executive Officer of Penn from 1994 through October 2013. Mr. Carlino also served as the Chairman of the Board of Directors of Penn from 1994 through May 2019. Since 1976, Mr. Carlino has served in an executive capacity for Carlino Capital Management Corp. and is currently the Chairman of the Board and Chief Executive Officer. Carlino Capital Management Corp. is a holding company that owns and operates various Carlino family businesses, and Mr. Carlino has been continuously active in its strategic planning and monitoring the operations. Mr. Carlino served as the Chairman of the Board of Directors and as Chief Executive Officer for Penn, and now the Company, collectively for over twenty-five (25) years.

Mr. Carlino brings to our Board of Directors extensive management experience, critical knowledge of our properties and a general knowledge and understanding of the gaming industry, real estate assets and real estate development in general. Moreover, as one of the largest beneficial owners of our common stock, his interests are significantly aligned with our efforts to enhance long-term shareholder value.  Our Board of Directors supports and approves Mr. Carlino's nomination and continued service on our Board of Directors because his knowledge and experience are an invaluable asset to us.

Carol ("Lili") Lynton AGE: 58 DIRECTOR SINCE: 2019 OTHER CURRENT PUBLIC BOARDS: El Pollo Loco Holdings, Inc.; CIM RACR (Trustee)

Lili Lynton has served as a member of our Board of Directors since December 2019. Ms. Lynton is the co-founder and operating partner of The Dinex Group, which operates 17 Daniel Boulud branded restaurants. Prior to forming Dinex, she co-founded Telebank, an internet banking pioneer which was acquired by E*Trade in 1999. Since 1987, she has also served as Chief Investment Officer of HD American Trust, a family investment office formed in 1987, which invests actively across a broad range of asset classes. At HD American Trust, Ms. Lynton is responsible for selection of asset managers, asset allocation, liquidity and leverage parameters with direct management responsibility for the firm’s venture capital and real estate portfolio. From 1987 through 1990, Ms. Lynton was an investment analyst at financial services company, Sanford C. Bernstein, and from 1983 through 1985 she was a mergers and acquisition analyst at Lehman Brothers. Ms. Lynton is currently a Director of El Pollo Loco Holdings, Inc. and serves as a Trustee, Audit Committee Chair of CIM RACR (a Securities and Exchange Commission-registered Interval Fund). She also serves on the Advisory Board, The Hamilton Project, a division of the Brookings Institution, which develops proposals for a more equitable and robust U.S. economy; as Trustee, East Harlem Tutorial Program (afterschool service provider) and East Harlem Scholars Academy (operates six charter schools); and Trustee of the Guggenheim Foundation (awards 175 annual Guggenheim Fellowships).

Ms. Lynton brings to our Board of Directors experience in investment analysis, mergers and acquisitions, business operations and other significant transactions. The Board of Directors supports and approves Ms. Lynton's nomination and continued service on our Board of Directors because her background is an invaluable asset to us, particularly in connection with evaluating potential acquisition and financing opportunities.

17	Notice of Annual Meeting of Shareholders and Proxy Statement

Joseph W. Marshall, III AGE: 67 DIRECTOR SINCE: 2013 OTHER CURRENT PUBLIC BOARDS: SIGA Technologies, Inc.

Joseph W. Marshall, III has served as a member of our Board of Directors since October 2013. Mr. Marshall has also served as the Vice Chairman of the law firm Stevens & Lee, PC and Vice Chairman of Griffin Holdings, LLC since February 2010.  Mr. Marshall has served on the Board of Directors of SIGA Technologies, Inc. (Nasdaq) since 2009 and has served on a number of other boards in the past, including the Cancer Treatment Centers of America-Eastern Regional Medical Center and First Bank of Delaware. From 2001 to 2008, Mr. Marshall served as the Chairman and CEO of Temple University Health System, one of the largest health care organizations in Pennsylvania. Mr. Marshall served as director of Health Partners, a provider-owned Medicaid/Medicare Health Maintenance Organization operating in Greater Philadelphia, from 2003 to 2008. Mr. Marshall also previously served on the Pennsylvania Gaming Control Board, Pennsylvania Ethics Commission and the Medicaid Commission created by Congress and established by the Honorable Michael O. Leavitt, Secretary of the U.S. Department of Health & Human Services. In addition, Mr. Marshall is a member of the Board of Trustees of Temple University.

The Board of Directors supports and approves Mr. Marshall’s nomination and continued service on our Board of Directors because of his extensive experience and knowledge of gaming regulation and his significant experience as a director and an executive in both the private and public sectors.

James B. Perry AGE: 70 DIRECTOR SINCE: 2017

James B. Perry was appointed to our Board of Directors in March 2017. Mr. Perry served on the Board of Directors of Isle of Capri Casinos, Inc. (“Isle”) from 2007 to 2014 and was named Chairman of the Board of Directors and Executive Chairman of the Board of Directors in 2009 and 2011, respectively. From March 2008 to April 2011, he served as Isle’s Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

The Board of Directors supports and approves Mr. Perry’s nomination and continued service on our Board of Directors because he brings more than thirty (30) years of gaming industry experience to the Board of Directors. He also has extensive experience in executive management, corporate governance and strategic planning.

Barry F. Schwartz AGE: 70 DIRECTOR SINCE: 2017 OTHER CURRENT PUBLIC BOARDS: Revlon, Inc. Scientific Games Corporation

Barry F. Schwartz was appointed to our Board of Directors in May 2017. Mr. Schwartz has been Vice Chairman Emeritus of MacAndrews & Forbes Incorporated since July 2019. Mr. Schwartz was Executive Vice Chairman and Vice Chairman of MacAndrews & Forbes Incorporated and various affiliates from December 2015 to July 2019. Prior to that, Mr. Schwartz was Executive Vice President and General Counsel of MacAndrews & Forbes Incorporated and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes Incorporated and various affiliates from 1989 to 1993. Mr. Schwartz is a director of Revlon, Inc., Revlon Consumer Products Corporation and Scientific Games Corporation. During the past five (5) years, Mr. Schwartz also served as a director of Harland Clarke Holdings Corp. and M & F Worldwide Corp.

The Board of Directors supports and approves Mr. Schwartz’s nomination and continued service on our Board of Directors because of his extensive experience in the areas of mergers and acquisitions, legal and compliance through his service as a senior executive in a large, diversified holding company. Additionally, in connection with his role at MacAndrews & Forbes, Mr. Schwartz serves as a director of several public and private portfolio companies, which offers valuable alternative perspectives.

18	Notice of Annual Meeting of Shareholders and Proxy Statement

Earl C. Shanks AGE: 63 DIRECTOR SINCE: 2017 OTHER CURRENT PUBLIC BOARDS: Verint Systems Inc.

Earl C. Shanks was appointed to our Board of Directors in March 2017. Mr. Shanks served as Chief Financial Officer of Essendant Inc., a leading supplier of workplace essentials, from November 2015 through May 2017. Previously, Mr. Shanks served as the Chief Financial Officer at Convergys Corporation from 2003 until 2012. Prior to that, Mr. Shanks held various financial leadership roles with NCR Corporation, ultimately serving as the Chief Financial Officer, where he oversaw treasury, finance, real estate and tax. Additionally, Mr. Shanks has served as a director of Verint Systems Inc. since July 2012.

The Board of Directors supports and approves Mr. Shanks’ nomination because of his financial expertise and significant public company experience as both a Chief Financial Officer and director.

E. Scott Urdang AGE: 70 DIRECTOR SINCE: 2013

E. Scott Urdang has served as a member of our Board of Directors since October 2013. Mr. Urdang, who retired in 2012, was the founder, Chief Executive Officer and Chairman of Urdang Capital Management (now Center Square Capital Management, Inc.). CenterSquare Capital Management is an investment management company that manages and participates in public, private, global, and US-only real estate investment strategies. Mr. Urdang founded the company in 1987 and, at the time of his retirement, it had in excess of $5 billion under management. From 1984 to 1987, Mr. Urdang was a Partner at Laventhol and Horwath, a national consulting and accounting firm, where he served as regional partner in charge of real estate consulting with national responsibility for its pension consulting practice. Mr. Urdang also has experience as a Vice-President of Finance of a large regional development company that was involved in residential subdivisions, office buildings, apartments and shopping centers. Mr. Urdang has twenty (20) years of experience teaching both undergraduate and graduate courses in economics, corporate finance, and real estate finance and investment analysis at the Wharton School of the University of Pennsylvania.

The Board of Directors supports and approves Mr. Urdang’s nomination and continued service on our Board of Directors because of his extensive experience, comprehensive, knowledge, and strong record of success in the real estate industry as an investor, developer, entrepreneur, and professor.

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominated directors.

19	Notice of Annual Meeting of Shareholders and Proxy Statement

 BOARD COMPOSITION
Our business and affairs are managed under the direction of our Board of Directors, which currently consists of seven (7) members. Our bylaws provide that our Board of Directors will consist of a number of directors to be fixed exclusively by resolution of the Board of Directors.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Newly created directorships resulting from any increase in the number of directors and any vacancies resulting from death, resignation or removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present. A director may be removed by the Board of Directors only for cause or by the shareholders only for cause and only by the vote of 75% of the shares entitled to vote.
DIRECTOR INDEPENDENCE
Our Board of Directors observes all applicable criteria for independence established by The Nasdaq Stock Market LLC (“Nasdaq”) and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board of Directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of our directors, other than Mr. Carlino, is independent as defined under the corporate governance rules of Nasdaq and, with respect to the committees on which they serve, the applicable rules and regulations of the SEC and Nasdaq. None of our directors participated in any transactions, arrangements or relationships that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404, and our Board did not consider any other transactions, arrangements or relationships.
BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT
Our Board of Directors has no policy with respect to the separation of the offices of CEO and Chairman of the Board of Directors ("Chairman"). It is the Board’s view that rather than having a rigid policy, it, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our CEO also serves as the Chairman. Our Board believes this is appropriate because of the Chairman’s role in leading the Company and his long-standing track record of generating significant shareholder return for the companies for which he has served. Moreover, our Board believes that the Chairman’s substantial beneficial ownership of the Company’s equity has strongly aligned his interests with the interests of shareholders. Because we have selected to have Mr. Carlino serve in both the roles of Chairman and CEO, we have appointed Mr. Marshall to be our Lead Independent Director. As Lead Independent Director, Mr. Marshall’s responsibilities include:
▪	consulting with the Chairman, as appropriate, regarding the information, agendas and schedules of Board and Board committee meetings, including the ability to add items to the agendas for any meeting;
▪	scheduling, setting the agenda for and serving as chair of meetings of independent directors;
▪	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management;
▪	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
▪	in the event of the death, incapacity, resignation or removal of the Chairman, becoming the acting Chairman until a new Chairman is selected; and
▪	ensuring that he is available for consultation and direct communications on behalf of the independent directors with major shareholders as appropriate.

Our Board of Directors plays an active role in the oversight of risks impacting our Company and the management team is charged with managing such risks. Our Board of Directors works closely with management to ensure that integrity, security and accountability are integrated into our operations. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit and Compliance Committee oversees the management of financial risks and is tasked with focusing on and analyzing risks related to cybersecurity and, for that purpose, receiving reports from management regarding cybersecurity risks and countermeasures being undertaken or considered by the Company to prevent information security incidents, detect unusual activity, and to be prepared to respond appropriately should an incident occur. The Nominating and Corporate Governance Committee is responsible for overseeing the risks associated with the Company's ESG policies as well as the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board of Directors is regularly informed regarding such risks through committee reports and otherwise.

20	Notice of Annual Meeting of Shareholders and Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS
Our Board of Directors has established the following committees: the Audit and Compliance Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The composition of each Board committee satisfies the independence requirements and current standards of the SEC and the rules of Nasdaq (as applicable). Current copies of the charters for each of the current committees are available on our website, www.glpropinc.com, under the “About” section.

2019 Committee Membership

NAME	AUDIT AND COMPLIANCE	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE
Peter M. Carlino
Lili Lynton (1)			●
Joseph W. Marshall, III	Chair		●
E. Scott Urdang		●	Chair
Earl C. Shanks	●
James B. Perry		Chair
Barry F. Schwartz	●
Number of Committee Meetings Held in 2019	8	7	2
(1) Ms. Lynton was appointed to our Board, effective December 27, 2019.
During 2019, the Board held 13 meetings. Each director attended 75% or more of the aggregate of all meetings held by our Board and the Board committees on which he or she served in 2019 and each director (other than Ms. Lynton, who was subsequently appointed as director) also attended last year’s Annual Meeting of Shareholders. Our Board of Directors generally expects its members to attend the Annual Meeting of Shareholders and we believe that all of our directors will attend this year’s Annual Meeting.

Audit and Compliance Committee
The duties and responsibilities of the Audit and Compliance Committee are set forth in its charter, which is available on our website, and include, among other things, the following:
▪	to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes;
▪	to prepare the Audit and Compliance Committee report required by the SEC to be included in our annual proxy statements;
▪	to review and discuss with management and the independent registered public accounting firm our annual and quarterly financial statements;
▪	to review and discuss with management and the independent registered public accounting firm our earnings press releases;
▪
to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm;

▪	to review the qualifications, performance and independence of our independent registered public accounting firm;
▪
to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

▪	to review and approve related person transactions that would be required to be disclosed in our SEC reports;
▪	to annually review the Code of Conduct; and
▪	to oversee the Company’s compliance program.
Our current Audit and Compliance Committee is comprised of Joseph W. Marshall, III (chair), Barry F. Schwartz and Earl C. Shanks. Our Board of Directors has determined that each member meets the heightened independence standards for service on the Audit and Compliance Committee and satisfies the financial literacy and other requirements for “audit committee” members under applicable Nasdaq rules and that each of Mr. Marshall and Mr. Shanks is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit and Compliance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Audit and Compliance Committee may deem appropriate in its sole discretion.

21	Notice of Annual Meeting of Shareholders and Proxy Statement

Compensation Committee
The duties and responsibilities of the Compensation Committee are set forth in its charter, which is available on our website, and include, among other things, the following:
▪	to determine the compensation of our CEO and other executive officers;
▪	to establish, review and evaluate employee compensation, plans, policies and procedures;
▪	to review and approve any employment contracts, severance agreements or similar arrangement between the Company and any executive officer of the Company;
▪	to review and discuss with management the relationship between the Company’s policies and practices for compensating employees, risk-taking incentives and risk management;
▪	to review, monitor, and make recommendations concerning incentive compensation plans;
▪	to oversee shareholder engagement with respect to executive compensation matters; and
▪	to recommend the compensation of directors.
Our Compensation Committee is comprised of James B. Perry (chair) and E. Scott Urdang. David A. Handler, our previous chair of the Compensation Committee and a director, resigned from our Board, effective May 31, 2019. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which is available on our website, and include, among other things, the following:
▪
review the structure, composition, eligibility and size of the Board and its committees, including the suitability of candidates and current directors, and make recommendations to the Board based on its review and analysis;

▪
identify and recommend to our Board of Directors potential candidates, including any candidates recommended by our shareholders, for election to the Board of Directors by the shareholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between shareholder meetings;

▪
oversee and review the Company’s strategies, activities, policies and communications regarding sustainability and ESG matters and make recommendations to the Board, including reviewing and recommending to the Board for approval, any guidelines, documents or policies, or any changes thereto, that comprise the Company’s ESG framework;

▪	oversee shareholder engagement with respect to ESG matters;
▪	review and assess succession planning;
▪	oversee Board and committee evaluation;
▪	recommend members for each committee of the Board of Directors; and
▪
engage third parties, if and when the committee deems appropriate, to identify potential director nominee candidates, which shall include instructing such parties of the criteria to be considered to ensure the Committee’s commitment to maintain an appropriate balance of tenure, diversity, skills and experience on the Company’s Board.

Our Nominating and Corporate Governance Committee is comprised of E. Scott Urdang (chair), Joseph W. Marshall, III and Lili Lynton. The Nominating and Corporate Governance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Nominating and Corporate Governance Committee may deem appropriate in its sole discretion.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or was formerly an officer or employee of the Company or had any relationships requiring disclosure by the Company under applicable SEC rules requiring disclosure of certain relationships and related party transactions.  None of our executive officers currently serves, or in 2019 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

22	Notice of Annual Meeting of Shareholders and Proxy Statement

DIRECTOR COMPENSATION
Our non-employee directors receive both cash and equity compensation for service on our Board.  The compensation of our non-employee directors is reviewed annually by the Compensation Committee with the assistance of the Compensation Committee's independent compensation consultant, FTI Consulting, Inc. ("FTI").  The Compensation Committee has engaged FPL Associates L.P. to serve as its independent compensation consultant for the year 2020. Our Board's compensation program for non-employee directors is designed to meet the following objectives:
▪	to provide fair compensation to directors commensurate with the time commitments, responsibilities and strict gaming licensing requirements that must be maintained for service on our Board;
▪	to attract and retain experienced, highly-qualified individuals to serve on our Board; and
▪	to provide a compensation program that aligns the interest of directors with shareholders by providing a significant portion of annual compensation in the form of equity.
Annual Review Process
The Compensation Committee assesses the non-employee director compensation program on an annual basis.  With the assistance of the compensation consultant, the Compensation Committee recommends to our Board the form and amount of compensation to be paid for service as a non-employee director on our Board and its committees.
2019 Director Compensation
The Company paid director compensation in 2019 to each non-employee director as shown in the table below.

Schedule of Director Compensation for 2019
Annual Cash Retainer	$100,000
Annual Restricted Stock Award	Restricted Stock valued at $175,000
Committee Chair Retainer	$30,000 for the Audit and Compliance Committee
$20,000 for the Compensation Committee
$17,500 for the Nominating and Corporate Governance Committee
Committee Member Retainer	$15,000 for the Audit and Compliance Committee
$10,000 for the Compensation Committee
$8,750 for the Nominating and Corporate Governance Committee

The following table sets forth information on the compensation of all our non-employee directors for 2019:

	2019 Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards (#)(2)	Stock Awards ($) (2)	Total Compensation ($)	Unvested Stock Awards (#)(3)
David A. Handler (4)	—	9,402	303,779	303,779	—
Joseph W. Marshall, III	—	9,712	313,795	313,795	7,485
E. Scott Urdang	—	9,364	302,551	302,551	7,398
Earl C. Shanks	—	8,977	290,047	290,047	7,279
James B. Perry (5)	115,833	5,417	175,023	290,856	6,240
Barry F. Schwartz	115,000	5,417	175,023	290,023	6,108
Lili Lynton (6)	—	—	—	—	—

(1)
Cash fees include annual board retainer and, where applicable, committee retainers. Mr.Handler, Mr. Marshall, Mr. Urdang and Mr. Shanks elected to receive their annual cash retainer and committee fees in the form of restricted stock in 2019.

(2)	The amounts listed above are calculated based on the closing price on the day prior to grant date and vest quarterly over a one-year period.
(3)	Represents unvested restricted stock awards outstanding as of December 31, 2019 for grants made in 2019 and in prior years.
(4)	Mr. Handler resigned on May 31, 2019, at which time all of his outstanding awards vested.
(5)	Mr. Perry was appointed Chairman of the Compensation Committee following Mr. Handler's departure.
(6)	Ms. Lynton was appointed to our Board, effective December 27, 2019 and did not receive any compensation for the fiscal year ended December 31, 2019.

23	Notice of Annual Meeting of Shareholders and Proxy Statement

Director Stock Ownership Guidelines
Our Board believes that it is important for non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of our shareholders. Accordingly, the Board has established stock ownership guidelines for our non-employee directors. Each non-employee director is expected to acquire, and continue to hold during the term of his or her service on the Board, equity with a value equal to five times the annual cash retainer indicated above. These guidelines must be satisfied by the later of March 22, 2023 or the fifth anniversary of the applicable non-employee director’s appointment or election.  As of December 31, 2019, four of six non-employee directors were in compliance with the ownership guidelines set forth above, with the only exceptions being a director that was appointed to the Board in 2017 that has two more years to achieve compliance and a director appointed to the Board in 2019 that has approximately five more years to achieve compliance.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board believes it is important for shareholders and others to have a process to send communications to the Board. Shareholders who wish to communicate with directors should do so by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit and Compliance Committee.
DIRECTOR NOMINATION PROCESS
Minimum Qualifications of Directors
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for evaluating and recommending eligible candidates for membership on our Board, including director nominees suggested by, among others, other Board members, management and shareholders.The Nominating and Corporate Governance Committee is also responsible for examining the composition of the Board to ensure that the current and anticipated future needs of the Board and the Company are being met. Our Nominating and Corporate Governance Committee may also retain professional search firms to identify candidates.
The Nominating and Corporate Governance Committee seeks to identify, as candidates for director, persons with gaming and/or real estate industry knowledge; senior management experience; diverse demographics (including gender, race, ethnicity and age); analytical ability; diversity of viewpoints; business acumen; strength of character; integrity; and mature judgment. The Nominating and Corporate Governance Committee will also consider, among other considerations set forth in the Company’s Corporate Governance Guidelines,:
▪	a candidate’s background and skills, including financial literacy, independence, and the contribution he or she would make in light of the Company’s business strategy;
▪	a candidate’s ability to meet the suitability requirements of all relevant regulatory authorities;
▪	a candidate’s ability to represent the interests of the shareholders;
▪	a candidate’s ability to work constructively with the Company’s management and other directors; and
▪	a candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.
The Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines are available on our website, www.glpropinc.com, under the “About” section.
Commitment to Board Diversity

The Board is focused on ensuring that it is composed of individuals with an appropriate balance of diverse backgrounds, experiences, skillsets, perspectives, demographics (including, gender, race, ethnicity and age), tenure, analytical ability and viewpoints. The Board believes that Board diversity is critical to thoroughly assess risk, anticipate challenges and scrutinize the complex and dynamic issues that impact the Company and its industry, its shareholders, stakeholders and the broader society. The current Nominating and Corporate Governance Committee Charter outlines the characteristics and qualifications sought by the Nominating and Corporate Governance Committee when considering potential director candidates, and includes, among other things, its commitment to Board diversity (including, gender, race, ethnicity and age). The Board also confirms that the Company's policy of non-discrimination applies in the selection of directors.

24	Notice of Annual Meeting of Shareholders and Proxy Statement

The Nominating and Corporate Governance Committee’s view on the topic of diversity is multifaceted and includes, but is not limited to, gender, race, ethnicity, age, education, tenure, background, professional experience and independence.  Creating a Board of diverse, but also complementary, individuals requires the Nominating and Corporate Governance Committee to balance each factor through a holistic approach. Such approach enables the Nominating and Corporate Governance Committee to identify and recommend, for the selection by a majority of the Board, the best director candidates. In furtherance of its commitment to diversity, the Nominating and Corporate Governance Committee will include these criteria in searches performed by third parties engaged to identify qualified director nominee candidates.

As part of our commitment to diversity, the Nominating and Corporate Governance Committee recommended, and the Board approved, the appointment of Lili Lynton to our Board, effective December 27, 2019. The Board and the Nominating and Corporate Governance Committee recognize the value of gender, race, ethnic and age diversity and are focused on the inclusion of more women and people of color on the Board. In 2020, the Nominating and Corporate Governance Committee further revised and expanded upon its formal commitment to diversity in both its charter and the Company's Corporate Governance Guidelines.
Shareholder Nominations of Directors and Other Business
Shareholders who (a) are not “Unsuitable Persons,” as that term is defined in our charter, (b) have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation and (c) are entitled to vote at the Annual Meeting, may submit director nominations and proposals for other business for consideration by the Board of Directors and the Nominating and Corporate Governance Committee, as applicable, to be raised from the floor at our Annual Meeting, provided that such recommendations are in proper written form and timely received by the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The requirements set forth in this section do not relate to shareholder proposals intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.
With respect to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, all notices must include the following information as further outlined in our Amended and Restated Bylaws:
▪	the name and address of such shareholder, as they appear on the Company’s books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any;
▪
a statement or SEC filing from the record holder of the shares, derivative instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, derivative instruments or other interests have been held by such beneficial owner and any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including, but not limited to, voting arrangements, rights to dividends or performance related fees associated with any securities held, material legal proceedings involving the Company, its directors, officers or affiliates, and any material interest in any material contract or agreement with the Company, its affiliates or any principal competitors;

▪	a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting;
▪
a representation that such shareholder and such beneficial owner, if any, intend  to continue to hold the reported shares, derivative instruments or other interests through the date of the Company’s next annual meeting of shareholders; and

▪
a completed and signed questionnaire, multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by such shareholder and beneficial owner, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such shareholder or beneficial owner is an Unsuitable Person.

Any notice pertaining to a shareholder recommendation for nomination for election or re-election as a director, must also include the following information:
▪
all information relating to the recommended nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

▪
a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

25	Notice of Annual Meeting of Shareholders and Proxy Statement

▪
a description of all relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination;

▪
a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions (if applicable) and any other persons with special interests regarding the Company;

▪
a completed and signed questionnaire, multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by the recommended nominee, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such nominee is an Unsuitable Person; and

▪
the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (1) is not and will not become a party to voting commitment that has not been disclosed to the Company or that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any compensation arrangement with any person or entity in connection with service or action as a director that has not been disclosed, and (3) in such person’s individual capacity, and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company.

Any notice as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before the meeting, must also set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration).

26	Notice of Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee is responsible for the Company’s executive compensation program. For purposes of the following Compensation Discussion and Analysis (“CD&A”), the terms “Committee” or “we” or “our” refer to the Compensation Committee of the Board.
The following CD&A describes our compensation philosophy, objectives and policies and how these are reflected in the compensation program for our NEOs. Our NEOs for 2019 were:

Name	Title
Peter M. Carlino	Chairman and Chief Executive Officer
Steven T. Snyder (1)	Senior Vice President and Chief Financial Officer
Brandon J. Moore	Senior Vice President, General Counsel and Secretary
Desiree A. Burke	Senior Vice President and Chief Accounting Officer
Matthew Demchyk	Senior Vice President, Investments
(1)  Steven T. Snyder was appointed Chief Financial Officer on March 11, 2019 and served as Interim Chief Financial Officer from May 4, 2018 until such appointment.
Executive Compensation Reference Guide
Executive Summary	29
Compensation Philosophy and Objectives	32
Key Compensation Practices	33
Annual Review and Approval Process	34
Overview of 2019 Compensation	37
Overview of Compensation Program for 2020	41
Employment Agreements	42
Other Compensation-Related Policies	42
Compensation Committee Report	44
Summary Compensation Table	45
All Other Compensation Table	46
2019 Grants of Plan-Based Awards	47
Outstanding 2019 Equity Awards at Fiscal Year-End	49
2019 Option Exercises and Stock Vested	51
2019 Nonqualified Deferred Compensation	52
Potential Payments Upon Termination or Change-of-Control	53
CEO Pay Ratio	55
27	Notice of Annual Meeting of Shareholders and Proxy Statement

Executive Summary

GLPI emerged in November of 2013 as the first triple-net REIT focused entirely on the ownership and leasing of gaming properties, establishing a new category of gaming REITs that now consists of three publicly traded companies. As of December 31, 2019, our portfolio consisted of 44 gaming and related facilities spanning 16 states.

Given the unique nature of our business model, the management of our Company requires a specialized skill set that requires our executives to have knowledge and expertise in both the gaming and real estate industries. The Compensation Committee is committed to design and maintain an executive compensation program that attracts and retains top executive talent with the necessary experience in, and understanding of, gaming assets while recognizing that the overall construct of the compensation program reflects the Company’s operation as a triple-net REIT.
2019 Performance Highlights

GLPI’s disciplined approach to capital allocation and prudent management of the balance sheet led to increased shareholder value and continued strong financial performance in 2019, including:

•	Delivered a 43% TSR in 2019
•	The Company's TSR for the three-year period ending December 31, 2019 ranked first among the Company's triple-net REIT measurement group and in the top 10% of REITs in the US MSCI REIT Index
•	Annual dividend increased by 7% in 2019 and by 32% since our formation
•	AFFO per share continued to grow at a strong rate, increasing by 8% in 2019 and 32% since our formation
•
Completed $1.1 billion in new unsecured notes with proceeds used to extinguish certain amounts under the Company's credit facility and a partial tender for the Company's outstanding unsecured notes due in 2020

•	Committed to board diversity with the addition of a female board member

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(1)	December 31, 2014 excludes one-time dividends of $11.84 and $0.40 per share paid to our shareholders on February 18, 2014 and December 19, 2014, respectively.
(2)
AFFO and AFFO per share are non-GAAP financial measures. AFFO per share is calculated using the Company’s outstanding number of shares on a fully diluted basis. AFFO is FFO as defined by the National Association of Real Estate Investment Trusts (net income, excluding gains or losses from sales of property and real estate depreciation) excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill impairment charges reduced by maintenance capital expenditures. For a complete discussion of our financial performance in 2019 and additional information on non-GAAP financial measures presented in this Proxy Statement, please see our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, a copy of which is included in the Annual Report to Shareholders made available to shareholders in connection with this Proxy Statement.

Executive Compensation Highlights

Highlights of our overall 2019 executive compensation program are outlined below, with details discussed more fully throughout CD&A:

▪	No increases to our CEO’s pay opportunity since our formation, including the following:
–	No increase in base salary
–	No increase in annual bonus payout opportunities
–	No increase in the number of shares awarded in each year

▪
Approximately 75% of our NEOs’ pay opportunity is variable, performance-based compensation tied to the achievement of predetermined quantitative performance criteria designed to drive shareholder value:

–	80% of our annual performance cash bonus program is tied to the achievement of objective, financial performance goals, including AFFO, dividends and acquisitions
–	70% of the value of equity awards continue to be at-risk and are contingent upon the Company achieving rigorous total shareholder return hurdles over a three-year performance period
–	These two components of “at risk” compensation represent a significant portion of management’s total compensation opportunity:

▪	Rigorous performance goals for both our annual performance cash bonus program and performance-based equity awards:
–	Maximum payout under the cash bonus program requires exceptional performance
–	Maximum payout for the performance-based equity awards requires top quartile relative TSR performance over a three-year period
–	Performance-based equity award payout capped at target if absolute TSR is negative over the performance period

▪
In lieu of employment agreements, we adopted the Executive Change in Control and Severance Plan in 2019 to provide certain of the Company’s senior management employees with compensation and benefits in the event of certain termination events.The Executive Change in Control and Severance Plan is more fully described under Certain Relationships and Related Person Transactions in this Proxy Statement.

29	Notice of Annual Meeting of Shareholders and Proxy Statement

We actively engage with our shareholders on our compensation program, which has resulted in numerous changes over the past several years. During 2019, members of the Company’s management team participated in more than 200 meetings and calls with investors.

In addition, we are committed to strong corporate governance and have implemented the following corporate governance policies over the years:
▪	Share ownership guidelines for our executive officers and non-employee directors
▪	Clawback policy that applies to all executive officers to recover incentive compensation under certain circumstances
▪	Anti-hedging policy that prohibits trading in puts, calls, options or other derivative instruments derived from the value of the Company’s stock
▪	Double trigger vesting acceleration of incentive equity awards upon a change of control
▪	Increased board diversity with the appointment of a female board member

Our Unique Business Model

Our Company’s unique business model is not directly comparable to most publicly-traded REITs due to the following:
▪	We are exclusively focused on the acquisition and development of gaming properties
▪	Acquiring gaming properties from taxable corporations includes complex tax, accounting, legal and structural issues
▪	Our executives require knowledge and expertise in both the real estate and gaming operations to balance our strategic initiatives with our unique structure
▪	We compete for talent and assets with not just REITs, but with companies in the highly competitive gaming industry

This poses a challenge in structuring the Company’s executive compensation program as it requires us to balance numerous objectives. In structuring our Company’s compensation program, the Compensation Committee carefully considers the factors above in addition to the Company’s performance, shareholder feedback, industry and general market trends in compensation, as well as the advice and recommendations of our independent compensation consultant.

We are focused on attracting and retaining executives with the knowledge and experience to grow shareholder value and continue to position the Company as a market leader in an increasingly competitive business environment. Gaming REITs MGM Growth Properties LLC (created by MGM Resorts International ("MGM")) and VICI Properties Inc. (which emerged from the Caesars Entertainment Corporation bankruptcy) are our most direct competitors.  We carefully consider these companies in our evaluation of our compensation program, however, MGM Growth Properties LLC is unique among gaming REITs in that it is majority owned and controlled by MGM and primarily accountable to one shareholder – which makes any direct comparison between our Company and MGM Growth Properties LLC more difficult.

Due to the fact that we have few direct competitors in our unique business environment, the Compensation Committee took a more holistic view of the Company’s business and competitor set in order to appropriately assess our compensation program.
The Compensation Committee determined that the Company’s competitors consist of two distinct groups of companies:

▪	Companies with whom we compete for investors and capital – Gaming REITs and Triple-Net Lease REITs
▪	Companies with whom we compete with for talent and assets – Gaming Operators

Together with the independent compensation consultant, the Committee structured the 2019 executive compensation program with this peer set in mind (see page 31 for a list of the Company's peers) to attract and retain the talent necessary to drive growth in a REIT structure through the acquisition of gaming assets.
Shareholder Outreach
The Company’s shareholder base has changed dramatically since its spin-off from Penn in 2013 when shareholders were predominately gaming investors. Today, the Company’s largest shareholders are REIT and index-oriented institutional investors. With the change in the composition of the Company's shareholders, the concerns of shareholders have changed and the Company has listened and responded.  During last several years, the Company has made meaningful changes to its corporate governance structure and compensation programs as a result of issues raised by shareholders.
In 2019, the Company expanded its executive management team with the addition of Matthew Demchyk.  Mr. Demchyk brought fifteen years of successful capital allocation experience in the REIT sector to the Company and greatly expanded the Company's engagement with investors in 2019.  In over 200 meetings, Mr. Demchyk, along with Mr. Carlino and/or Mr. Snyder on many occasions, engaged with REIT investors, gaming investors, hedge funds, retail investors, pension and sovereign funds as well as other investors.  These meetings included one-on-one engagement as well as group settings at conferences at industry events, such as NAREIT, the Global Gaming Expo and institutional bank-sponsored events, and in-person meetings in investors' offices.
In addition to the extensive investor engagement described above, the Company also engaged in routine investor outreach to the corporate governance teams at the top 20 shareholders as well as significant shareholders that either withheld votes or voted against the recommendations of the Board. The Board believes that it is important to understand the reasons why shareholders choose not to support certain of the Board’s recommendations and to discuss the Company’s governance structure and initiatives that shareholders would like the Board to consider in the upcoming year. Members of management and directors, including Compensation Committee members, were offered as participants.

30	Notice of Annual Meeting of Shareholders and Proxy Statement

The Company presents a shareholder advisory vote on executive compensation on an annual basis.  At the Company’s 2019 Annual Meeting of Shareholders, 82% of the voted shares approved such advisory vote.
Compensation Philosophy and Objectives
Objectives of Compensation Program
The overall objective of the Company’s executive compensation program is to compensate members of management in a manner that most effectively incentivizes them to maximize shareholder value over time without taking undue financial risks. At the same time, the executive compensation program is intended to enable the Company to attract and retain the executive talent needed to grow and further its strategic initiatives.  The acquisition of real property assets by a REIT from a taxable corporation presents unique and complex tax, accounting, legal and structural issues. Unfortunately, gaming assets are generally owned by corporations and a failure of the Company’s management team to identify latent tax, accounting and legal issues can result in a transaction that appears to be accretive on the surface, but results in a reduction of AFFO and dividend distributions when the full impact is realized. It is imperative that the Company’s management team have the experience and skills necessary to recognize and solve these problems. With these goals in mind, the Company’s compensation objectives are to:
▪
offer a competitive and balanced compensation program to compensate executives for the unique experience required of our management team, taking into consideration the total compensation opportunity offered by other REITs and gaming companies;

▪	utilize a mix of fixed and performance-based compensation designed to closely align the interests of management with those of the Company’s shareholders; and
▪	attract and retain the best possible management team for the Company to increase shareholder value and maintain the Company’s credibility in, and access to, the capital markets.

Compensation Philosophy
To support the Company’s compensation program objectives, we have adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:
The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company provides a compensation and benefits program designed to be sufficiently attractive to provide talented executives with good reason to remain with the Company and continue in their efforts to improve shareholder value. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company and their own individual contributions.
We believe that it is in the long-term best interests of the Company to provide a significant portion of each executive’s compensation in the form of equity incentive awards. However, we also believe that it is important to provide base salaries that do not motivate or encourage executives to take excessive risks to ensure future financial security, particularly in light of the complex tax, accounting and legal issues inherent in the Company’s transactions. To balance these goals, we believe that the appropriate compensation program includes (a) fixed and performance-based cash and (b) service and performance-based equity incentive awards. We focused on the appropriate balance of each of these components in developing our 2019 executive compensation program.
Key Compensation Practices
The Committee, in consultation with our independent compensation consultant and management team, continually evaluates and considers compensation practices identified as “best practices” by various market constituents. We incorporated into our compensation program the practices we believe will most effectively support the Company’s continuing efforts to create shareholder value, including:
▪	no agreements or arrangements containing tax gross-ups or other similar tax indemnification provisions;
▪	compensation largely based on multiple performance metrics, including dividends, adjusted funds from operations and relative total shareholder return;
▪	compensation that includes a combination of variable and fixed incentive opportunities;
▪	double trigger acceleration of incentive awards in the event of a change-of-control;
▪	share ownership requirements for executive officers and directors;
▪	established maximum bonus opportunities; and
▪	capped performance-based equity awards at target if total shareholder return is negative.

31	Notice of Annual Meeting of Shareholders and Proxy Statement

We will continue to evaluate and consider input from our shareholders and emerging “best practices” to ensure that our compensation program contains the features necessary to properly align the interests of our executives with the interests of our shareholders without encouraging undue risk.
We have also taken steps to protect shareholder interests and promote shareholder value in both the design and administration of the Company’s equity compensation program. Under the terms of the Plan, awards to employees are administered by the Committee and will generally include vesting schedules designed to encourage employees to focus on the long-term success of the Company by requiring employees to remain with the Company for a number of years before all of their awards may be settled. Further, the Plan neither permits the exercise price of outstanding stock options or stock appreciation rights to be reduced nor permits the grant of discounted stock options or stock appreciation rights.
Annual Review and Approval Process
Role of the Committee
The Committee annually reviews and approves the executive compensation packages for our CEO and each of the other executive officers as well as confirms and approves performance-based awards earned for the most recently completed year. In establishing compensation packages, the Committee considers numerous factors and data, including:
▪	the experience necessary to identify and solve the significant tax, accounting, legal and structural complexities inherent in the types of transactions conducted by the Company;
▪	compensation packages of gaming peers with whom the Company competes for talent and assets;
▪	the dividend payout for the previous fiscal year and projected dividends for the current year;
▪	the ability to enter into definitive acquisition agreements for properties that will be accretive to the Company’s AFFO and dividend;
▪	the Company’s performance relative to its REIT peers;
▪	the performance of the Company’s properties in Perryville, Maryland and Baton Rouge, Louisiana;
▪	the individual performance of the executives and their total compensation relative to similarly situated gaming executives;
▪	a breakdown of the various components of each executive officer’s compensation package;
▪	compensation structure and performance goals of our REIT peers;
▪	perquisites and other benefits, if any, offered to each executive; and
▪	the performance of previous performance-based equity incentive awards.
The Committee reviews this information with its compensation consultant and certain members of the executive management team to revise or confirm the compensation packages for each executive officer. One of our goals is to ensure that base salaries and total compensation packages are appropriate to attract and retain executives with the gaming and real estate experience necessary to create long-term shareholder value. We will also alter performance measures and/or the mix of cash and long-term equity incentive awards as necessary to ensure that management incentives continue to be aligned with shareholders.
Role of Management
The Company’s CEO and Chief Financial Officer ("CFO") work closely with the Committee to analyze relevant peer data and to determine the appropriate base salary, cash bonus and incentive award levels for each member of the executive management team. However, while the Committee values the judgment and input from the CEO and CFO, and considers their recommendations, the Committee ultimately retains sole discretion to approve the compensation packages for each member of the executive management team.
Role of Compensation Consultant
We retained FTI to advise us on compensation-related matters in 2019. We selected FTI because of its experience in assisting other REITs in determining the optimal type and balance of cash and incentive award components in a manner intended to align the interests of management and shareholders while being competitive. In addition to other tasks, FTI worked with management and the Committee to develop a peer group for use in structuring the Company’s executive compensation program. FTI and the Company reviewed the peer group annually to ensure that it provided an accurate representation of the Company’s structure and operations. A description of the process and rationale utilized for selecting our 2019 peer group is described below.
The Committee determined that no conflict of interest existed between FTI and the Company (including the Company’s Board of Directors and the Company’s management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. Neither FTI nor any affiliate provided additional services to the Company or its affiliates in excess of $120,000 during 2019.
FTI reviewed the current compensation of each executive officer on several levels, including consideration of (a) cash versus equity-based incentive awards; (b) fixed versus variable compensation, (c) service-based vesting versus performance-based vesting and (d) short-term awards versus long term incentive awards. In addition, FTI provided the Committee with information regarding the compensation levels of executive officers in our selected peer group, as well as, current compensation “best practices” and trends in the REIT and gaming industries. Based on all of the available information and discussions with the CEO and CFO, FTI provided its recommendation to the Committee as to the appropriate compensation of each executive officer or confirmed for the Committee that the suggested compensation packages were reasonable.

32	Notice of Annual Meeting of Shareholders and Proxy Statement

The Committee engaged FPL Associates L.P. ("FPL") as its compensation consultant for 2020.  The Committee anticipates that FPL will provide services similar in scope and content to those previously provided by FTI.
Peer Group
In selecting and reviewing the Company’s peer group, FTI and the Company utilize a set of criteria that they believe captures the key areas of the Company’s business and the experience necessary for its executives. FTI and the Company review the peer group at the end of each year to ensure that it reflects the realities of the environment in which the Company generates its revenue and competes for talent and assets. The criteria are as follows:
▪
gaming companies comparable to the Company in terms of its asset portfolio and the knowledge and skills necessary by the executive team to effectively evaluate opportunities and to manage the Company’s operating properties;

▪	gaming companies with whom the Company competes for talent;
▪	triple-net REITs with revenues primarily derived from triple-net leases; and
▪	companies with a total enterprise value ranging from 0.5x to 2.5x that of the Company.

Applying these criteria, FTI recommended, and the Committee approved, the following peer group for 2019:
Triple-Net REITs	Gaming Companies
Alexandria Real Estate Equities, Inc.	Boyd Gaming Corporation
EPR Properties	Caesars Entertainment Corporation
MGM Growth Properties LLC	MGM Resorts International
National Retail Properties, Inc.	Penn National Gaming, Inc.
Omega Healthcare Investors, Inc.	Wynn Resorts, Limited
Realty Income Corporation
Spirit Realty Capital, Inc.
STORE Capital Corporation
Uniti Group, Inc.
VEREIT, Inc.
VICI Properties Inc.

The majority of these peer companies share some, but not all, aspects of the Company's business model given the unique nature of its business, which includes management of casino operations. While each peer company is not entirely comparable to GLPI, we believe on a blended basis our current peer group provides the most accurate representation of the Company’s operations and is appropriate particularly given that:
▪	the peer group is over-weighted toward triple-net REITs (represents more than two-thirds of the peer group); and
▪	our implied equity market capitalization and total enterprise value equates to the approximate median of the peer group.
Risk Assessment
In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates executives to focus on the creation of shareholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of executive compensation. Base salaries are reviewed annually. Annual incentive pay is focused on achievement of certain specific overall financial performance goals and is determined using multiple criteria with established maximum payouts. The other major component of our executive officers’ compensation is long term incentives provided through the award of restricted stock, which we believe is important to help further align executives’ interests with those of our shareholders. We believe that these cash and incentive awards, especially when combined with the stock ownership requirements and compensation clawback policy, described in this Proxy Statement under the heading Other Compensation Policies, appropriately balance risk, payment for performance and alignment of executive compensation with the interests of shareholders without encouraging unnecessary or excessive risk taking.

33	Notice of Annual Meeting of Shareholders and Proxy Statement

Overview of 2019 Compensation
Elements of Compensation
The 2019 compensation program was weighted towards performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and service-based vesting versus performance-based vesting of equity incentive awards was designed to ensure that management was, and remained, appropriately incentivized across a number of different business and economic environments. In addition, our program included both internal performance measures as well as external performance metrics to ensure that our executives were focused on the Company’s goals as well as its position in the market. The following is a summary of the key elements (a more detailed description of each element is provided below):

Component	Description	Objective	Strategic Rationale
Base Salary	Fixed cash compensation	Provide competitive fixed compensation considering the job responsibilities, individual performance, skills and experience	Designed to attract and retain executives with the experience to implement the Company’s growth strategy
Annual Performance Cash Awards	Cash compensation with 80% tied to achievement of pre-determined quantitative performance goals and 20% tied to qualitative performance	Provide incentives for executives to enter into accretive transactions that result in growing dividend distributions and AFFO	Motivates the achievement of short-term corporate objectives that are aligned with our annual budget and business plan; aligns executive and shareholder interests
Long-Term Fixed Equity Awards	Annual equity awards with time-based vesting equally over a three-year period	Supplement fixed compensation with long-term compensation to enhance retention and encourage long-term growth	Aligns executive and shareholder interests and rewards long-term stock performance
Long-Term Performance-Based Equity Awards	Annual equity award with three-year cliff vesting based on total shareholder return measured against the US MSCI Index and triple-net REIT peers	Provide a significant portion of total potential compensation tied to long-term stock performance	Aligns executive and shareholder interests and rewards long-term stock performance with no payout for under-performance
In 2019, the total potential compensation opportunity of the Company’s NEOs consisted of approximately 75% of performance-based and/or “at risk” compensation and approximately 25% of fixed compensation (of which approximately 14% was base salary and 11% service-based restricted stock awards).
Base Salary
The base salaries of our executives are designed to compensate them for services rendered during the fiscal year and, consistent with our pay for performance philosophy, executives receive a significant portion of their overall targeted compensation in a form other than a fixed base salary. Although the Company does not generally benchmark against any particular percentile of base salaries of comparable executives within the Company’s peer group, we set salaries that are competitive in the gaming industry so that the Company can attract and retain high-performing executives with experience in the gaming industry. In addition, we recognize that it is critical that executives have the experience necessary to identify and resolve the complex tax, accounting and legal issues inherent in the type of transactions engaged in by the Company. Base salaries are then further adjusted for certain qualitative factors, including: specific position duties and responsibilities; tenure with the Company; individual contributions; value to the Company; and the overall reasonableness of an executive’s compensation.

Set forth below are the 2019 base salaries for each of the NEOs.
Executive	2019 Salary	Change
Chairman and Chief Executive Officer	$1,808,468	No Change Since 2012
Senior Vice President and Chief Financial Officer	$569,841	No Change Since 2018
Senior Vice President, General Counsel and Secretary	$425,000	No Change Since 2016
Senior Vice President and Chief Accounting Officer	$400,000	No Change Since 2016
Senior Vice President, Investments	$360,000	Hired on February 4, 2019
Annual Performance Cash Awards

For 2019, the Committee continued the performance-based annual cash incentive bonus program designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives that we believe were most likely to increase shareholder value. The program was based on the achievement of a number of specific performance criteria focused on the Company’s annual strategic goals and business plan. For 2019, the annual cash bonus for each named executive officer was comprised of three components:

34	Notice of Annual Meeting of Shareholders and Proxy Statement

Performance Metric	Weighting	Rationale for Inclusion
AFFO Growth	50%	Motivates management to responsibly deploy capital and focus on profitability
Dividend Growth	30%	Encourages management to focus on the payout to shareholders
Subjective/Individual	20%	Recognition of individual success
With respect to the AFFO and dividend components, a cash bonus could have been earned at three different achievement levels: Threshold; Target; and Maximum.  The achievement levels established by the Committee for 2019 are set forth below.
Component	Threshold	Target	Maximum
AFFO Growth	Annual AFFO per share of $3.35	Annual AFFO per share of $3.40	Annual AFFO per share of $3.45
Dividend Growth	Fourth quarter dividend per share of $0.68	Fourth quarter dividend per share of $0.685	Fourth quarter dividend per share of $0.70

In 2019, the Company achieved annual AFFO of $3.44 per share and paid $0.70 per share in fourth quarter dividends. The NEOs were also awarded the maximum discretionary bonus, primarily as a result of (a) successfully obtaining refinancing with attractive rates and in a manner that extended the Company's debt maturities and reduced the amount of short-term debt and cost of debt volatility, (b) expanding the Company's shareholder base through extensive engagement, (c) successfully navigating complex regulatory issues, and (d) strong individual efforts.  As a result, the cash bonus paid to the NEOs for 2019 was 97% of the maximum.
We set the ranges of bonuses payable pursuant to the cash bonus measure for each executive as a percentage of annual base salary, as set forth below. In order to help manage total potential compensation payouts, annual cash bonus opportunities are capped at a maximum bonus level, regardless of the extent to which performance exceeds targeted levels.
Executive	Threshold	Target	Maximum
Chairman and Chief Executive Officer	50%	100%	200%
Senior Vice President and Chief Financial Officer	50%	100%	200%
Senior Vice President, General Counsel and Secretary	37.5%	75%	150%
Senior Vice President and Chief Accounting Officer	37.5%	75%	150%
Senior Vice President of Investments	25%	50%	100%

The following table indicates the actual amount paid to each named executive officer as a percentage of annual base salary for 2019 for the annual performance cash awards described above:
Executive	Actual Bonus Percent of Base Salary	Actual Payment
Chairman and Chief Executive Officer	194%	$3,508,426
Senior Vice President and Chief Financial Officer	194%	$1,105,492
Senior Vice President, General Counsel and Secretary	146%	$618,375
Senior Vice President and Chief Accounting Officer	146%	$582,000
Senior Vice President, Investments	89%	$320,100

Long-Term Performance-Based Equity Awards
While the annual cash bonus program was designed to incentivize the Company’s management team to achieve specific near-term internal Company growth goals, the long-term performance equity award program was designed to focus management on the Company’s long-term performance in relation to the broader REIT indices. We believe that having a majority of compensation structured as equity compensation motivates executives to increase the long-term value of the Company by aligning a significant portion of their total compensation with the interests of the Company’s shareholders. We also believe that equity compensation is a critical tool in attracting and retaining executives with the type of entrepreneurial spirit that we believe is integral to the Company’s success.

35	Notice of Annual Meeting of Shareholders and Proxy Statement

The Committee believes that the long-term performance-based equity award program has been effective in focusing management on the Company’s long-term performance in relation to its peer group and provides an effective balance against the short-term Company growth goals reflected in the cash bonus program. Awards have three-year cliff vesting with the amount of restricted shares vested at the end of the three-year period determined based on the Company’s performance during such period measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period are based on the Company’s three-year total shareholder return ranking among the three-year return of the companies included in (1) the MSCI US REIT index, and (2) a triple-net REIT group that includes publicly traded REITs with revenues primarily derived from triple-net leases.  The triple-net REIT measurement group for awards granted in 2019 is set forth below.

Triple-Net REITs
Agree Realty Corporation	Omega Healthcare Investors
Alexandria Real Estate Equities	One Liberty Properties
CareTrust REIT, Inc.	Realty Income Corporation
EPR Properties	Sabra Health Care REIT, Inc.
Four Corners Property Trust	Seritage Growth Properties
Getty Realty	Spirit Realty Capital
Gladstone Commercial Corporation	Spirit MTA REIT(1)
Global Net Lease	STAG Industrial Group
Lexington Realty Trust	STORE Capital Corporation
LTC Properties	Uniti Group, Inc.
Medical Properties Trust, Inc.	VEREIT, Inc.
MGM Growth Properties LLC	VICI Properties Inc.
National Retail Properties	W. P. Carey Inc.
(1) Spirit MTA REIT liquidated its assets effective January 1, 2020 and will be removed from the 2019 performance peer group.

The vesting schedule provides for target vesting at the 50th percentile, threshold at the 25th percentile and maximum at the 75th percentile, with linear vesting in between achievement levels. Vesting is capped at target if TSR for the measurement period is negative over the three-year performance period.

The performance hurdles and levels of opportunity for performance-based restricted stock awards granted in 2019 are set forth below.
Level	Relative TSR Hurdles (%)	Payout Percentage
Below Threshold	< 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	75th percentile	200%

The following table sets forth the target number of performance-based awards granted to each named executive officer in 2019.
Executive	Target Performance-Based Equity Awards
Chairman and Chief Executive Officer	110,000
Senior Vice President and Chief Financial Officer	40,000
Senior Vice President, General Counsel and Secretary	25,000
Senior Vice President and Chief Accounting Officer	25,000
Senior Vice President, Investments	25,000

In 2019, upon the promotion of our Senior Vice President and Chief Financial Officer, his target award was increased by 5,000 shares to reflect his role and increased responsibility as the Company’s principal financial officer. Target awards for all other NEOs remained unchanged, including for our CEO who has not received an increase in the target number of performance-based equity awards since our formation.

The performance awards granted in January 2017 were each earned as of December 31, 2019 above the 80th percentile as a result of the Company’s relative TSR ranking compared to the MSCI US REIT index and the triple-net REIT group for the measurement period.  The following table shows the status of the performance awards granted in each of 2014 through 2019.

36	Notice of Annual Meeting of Shareholders and Proxy Statement

Program	Performance Period	Performance Metric	Actual Performance	Status as of 12/31/19(1)
2019 Performance Awards	January 2019-December 2021	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2021	Relative TSR as of 12/31/2019 would result in 200% of the target award
2018 Performance Awards	January 2018 - December 2020	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2020	Relative TSR as of 12/31/2019 would result in 200% of MSCI US REIT-based target award and 161% of the triple-net lease-based target award
2017 Performance Awards	January 2017 - December 2019	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Both measures above the 80th Percentile	200% of the target award was earned
2016 Performance Awards	January 2016 - December 2018	Relative TSR vs. MSCI US REIT Index	Above 80th Percentile	200% of the target award was earned
2015 Performance Awards	January 2015 - December 2017	Relative TSR vs. MSCI US REIT Index	Above 80th Percentile	200% of the target award was earned
2014 Performance Awards	January 2014 - December 2016	Relative TSR vs. MSCI US REIT Index	Below 25th Percentile	0% of the target award was earned
(1) As of the date of this Proxy Statement, the operations of the Company's tenants and its operating subsidiaries have been significantly impacted by the global coronavirus (COVID-19) outbreak.  As a result, the Company's stock price has been significantly impacted and the information set forth below for the 2018 and 2019 Performance Awards as of December 31, 2019 may not be indicative of the actual performance of these awards.  As of March 31, 2020, the Company's three-year TSR was negative, which would result in all of the 2018 and 2019 awards being capped at the target level if the award performance was finally determined as of that date.
We believe that this long-term performance-based equity incentive program complements the annual cash incentive program by providing the appropriate balance between performance-based cash and performance-based equity awards.
Long-Term Service-Based Equity Awards
In addition to the long-term performance-based equity awards, we established a service-based retention equity award program for 2019. A significant amount of each named executive officer’s compensation is tied to performance and we recognize that there is also a need for an additional retention component of our compensation structure. Therefore, we believe that service-based awards serve as a critical retention tool, recognizing that while the vesting of such awards is unrelated to performance, the value is directly correlated with the Company’s share price. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.
Our service-based equity awards are granted as a set number of shares in each year, with periodic modifications to reward executives for performance or increased responsibilities. This further aligns our executive officers with our shareholders as the value of their equity awards can only increase (or decrease) with any changes in share price year-over-year and subjects them to the same market fluctuations as our shareholders.

The number of shares of restricted stock awarded to each named executive officer for 2019 was as follows:
Executive	Number of Shares
Chairman and Chief Executive Officer	55,000
Senior Vice President and Chief Financial Officer	20,000
Senior Vice President, General Counsel and Secretary	15,000
Senior Vice President and Chief Accounting Officer	15,000
Senior Vice President, Investments	12,500

37	Notice of Annual Meeting of Shareholders and Proxy Statement

In 2019, the service-based equity awards were increased by 2,500 shares for the Senior Vice President, General Counsel & Secretary; and Senior Vice President and Chief Accounting Officer in order to reward each individual for such individual's strong performance and for the Senior Vice President and Chief Financial Officer upon his promotion as the principal financial officer.

Our CEO has not received an increase to the number of shares awarded as a service-based equity award since our formation.
Overview of Compensation Program for 2020

We believe that the compensation program for the Company’s NEOs in 2019 continued to provide the right balance between performance-based and fixed compensation to properly align the interests of management with shareholders without encouraging undue financial risks. Consequently, for 2020, the Committee decided to continue the overall compensation program, including no increases to base salaries, and granting the same number of long-term performance-based equity and service-based equity awards.

As of the date of this Proxy Statement, the operations of the Company's tenants and its operating subsidiaries have been significantly impacted by the global coronavirus (COVID-19) outbreak.  Prior to the outbreak, the Committee was in the process of finalizing the Company's formulaic cash bonus program similar to 2019.  However, with the full impact of the COVID-19 outbreak on the Company far from certain, the Committee was not able to set meaningful, achievable targets for the 2020 cash bonus program.  For the present time, the Committee has determined to subjectively evaluate the cash bonus program  and to identify appropriate goals once the Committee has an opportunity to fully evaluate the impact of the COVID-19 outbreak on our business, which goals may include management's ability to successfully guide the Company through this unprecedented crisis.

For the 2020 peer group, we removed Uniti Group, Inc. due to an implied equity market capitalization of less than 0.5x GLPI.  We also added (1) Medical Properties Trust, Inc. due to the fact that it is a triple-net lease REIT that falls within the size parameters and also requires its executives to possess industry expertise in the underlying asset class to effectively manage its operations and (2) W.P. Carey Inc., which currently fits within the size parameters and whose portfolio is over 75% triple-net leased.

Triple-Net REITs	Gaming Companies
Alexandria Real Estate Equities, Inc.	Boyd Gaming Corporation
EPR Properties	Caesars Entertainment Corporation
Medical Properties Trust, Inc.	MGM Resorts International
MGM Growth Properties LLC	Penn National Gaming, Inc.
National Retail Properties, Inc.	Wynn Resorts, Limited
Omega Healthcare Investors, Inc.
Realty Income Corporation
Spirit Realty Capital, Inc.
STORE Capital Corporation
VEREIT, Inc.
VICI Properties Inc.
W.P. Carey Inc.
Deferred Compensation
The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective non-qualified deferred compensation plan for executives. Pursuant to the plan, the Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. All amounts credited to an executive’s account are notionally invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded and benefits are paid from the Company’s general assets. However, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. The deferred compensation program is described in more detail under the heading 2019 Nonqualified Deferred Compensation of this Proxy Statement.

38	Notice of Annual Meeting of Shareholders and Proxy Statement

Benefits and Perquisites
We believe that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive practices among the Company’s peer group and, in certain circumstances, may address a particular reasonable issue or concern of an executive. The standard benefits offered  to all of the Company’s employees include medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions matched by the Company (50% of employee contributions, subject to applicable contribution limits). Consistent with the objectives described above, the Company also provides certain executive officers with additional supplemental benefits and perquisites, including in limited instances, use of the Company’s private aircraft where individual circumstances merit. The description and value of such supplemental benefits and perquisites in 2019 can be found on the All Other Compensation Table of this Proxy Statement.
Employment Agreements
None of the NEOs has an employment agreement with the Company.
Other Compensation-Related Policies
Stock Ownership Guidelines
The Compensation Committee believes that it is important for executive officers and non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of the Company’s shareholders. Accordingly, the Committee has established stock ownership guidelines for our executive officers and non-employee directors. Each executive and non-employee director is expected to acquire, and continue to hold during the term of his or her employment, equity with a value equal to the multiple of his or her annual base salary/cash retainer as indicated below. These guidelines must be satisfied within five years of the date of adoption of these guidelines, or the fifth anniversary of the executive officer’s or non-employee director’s appointment, whichever is later.

Title	Multiple
Non-Employee Directors	5x Annual Cash Retainer
Chairman and Chief Executive Officer	5x Base Salary
Senior Vice President and Chief Financial Officer	3x Base Salary
Senior Vice President, General Counsel and Secretary	2x Base Salary
Senior Vice President and Chief Accounting Officer	2x Base Salary
Senior Vice President, Investments	2x Base Salary
As of December 31, 2019, all of executive officers and four of six non-employee directors were in compliance with the ownership guidelines set forth above, with the only exceptions being a director added to the Board in 2017 and a director added in 2019, each of whom have additional time under the guidelines to achieve compliance.
Hedging and Pledging Policy. We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we have adopted policies generally restricting each of the Company’s directors and executive officers from engaging in hedging transactions or pledging Company shares.
Compensation Clawback Policy. The Company has a commitment to ensure that its executive officers adhere to the highest professional and personal standards. Accordingly, the Company’s policy is that misconduct by any executive officer that leads to a restatement of the Company’s financial results could subject executive officers to disgorge prior compensation to the extent such compensation would not have been earned based on the restated financial statements. In light of the highly regulated nature of the Company’s business, the Committee would likely pursue such remedy, among others, where appropriate based on the facts and circumstances surrounding the restatement and existing laws.
Statutory and Regulatory Considerations. In designing the Company’s compensatory programs, we consider the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Tax Cuts and Jobs Act, enacted in December 2017, amended certain aspects of Section 162(m) specifically affecting the exclusion of performance-based compensation from the $1 million limit or deductions for executive compensation in future years. For 2019, we considered the implications and exemptions to such limitation. We seek to preserve the Company’s tax deductions for executive compensation to the extent consistent with the Company’s executive compensation objectives. However, we may also from time to time consider and grant compensation that may not be tax deductible if we believe such compensation is warranted to achieve the Company’s objectives.

39	Notice of Annual Meeting of Shareholders and Proxy Statement

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee
James B. Perry, Chair
E. Scott Urdang
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

40	Notice of Annual Meeting of Shareholders and Proxy Statement

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2019, 2018 and 2017 by the Company's NEOs:
Name and Principal Position	Year	Salary ($)	Stock Awards – Time- Based ($) (1)	Stock Awards – Performance- Based ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Peter M. Carlino Chairman and Chief Executive Officer	2019	1,808,468	1,777,050	3,925,900	3,508,426	413,829	11,433,673
	2018	1,808,468	2,035,000	4,540,800	3,616,934	447,035	12,448,237
	2017	1,808,468	1,684,100	3,947,900	3,194,958	416,764	11,052,190
Steven T. Snyder Senior Vice President, Chief Financial Officer	2019	569,841	646,200	1,427,600	1,105,492	98,731	3,847,864
	2018	537,149	647,500	1,444,800	1,139,682	85,070	3,854,201
	2017	519,841	535,850	1,256,150	918,386	74,036	3,304,263
Brandon J. Moore Senior Vice President and General Counsel	2019	425,000	484,650	892,250	618,375	49,500	2,469,775
	2018	425,000	462,500	1,032,000	425,000	36,135	2,380,635
	2017	425,000	382,750	897,250	375,417	23,462	2,103,879
Desiree A. Burke Senior Vice President and Chief Accounting Officer	2019	400,000	484,650	892,250	582,000	47,000	2,405,900
	2018	400,000	462,500	1,032,000	400,000	43,167	2,337,667
	2017	400,000	382,750	897,250	353,333	39,400	2,072,733
Matthew Demchyk (5) Senior Vice President of Investments	2019	318,461	1,227,525	892,250	320,100	15,923	2,774,259

(1)
The amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation - Stock Compensation" ("ASC 718").  The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Included in stock awards reported each year are restricted stock awards granted each year, relating to the Company's long-term fixed equity award grant. For more information on the Company’s long-term fixed equity awards, see the Overview of 2019 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement.

(2)
The amounts reflect the aggregate grant date fair value calculated in accordance with ASC 718. The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Included in stock awards reported each year are performance-based restricted stock awards granted each year, relating to the Company's long-term performance-based equity award grant. For more information on the Company’s long-term performance-based equity awards, see the Overview of 2019 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement. The following table discloses the aggregate grant date fair value of the award, assuming maximum level of achievement, but does not estimate dividends:

Year	Peter M. Carlino	Steven T. Snyder	Brandon J. Moore	Desiree A. Burke	Matthew Demchyk
2019	$7,108,200	$2,584,800	$1,615,500	$1,615,500	$1,615,500
2018	$8,140,000	$2,590,000	$1,850,000	$1,850,000	—
2017	$6,736,400	$2,143,400	$1,531,000	$1,531,000	—

(3)
The amounts reported each year reflect annual performance cash awards earned for each period and paid in the subsequent period.  For more information on the Company's annual performance cash awards, see the Compensation Discussion and Analysis included in this Proxy Statement.

(4)	See All Other Compensation Table included in this Proxy Statement for more information.
(5)
Mr. Demchyk was hired on February 4, 2019. In addition to his annual grant, Mr. Demchyk received a one-time grant of 20,000 shares on his date-of-hire, subject to certain conditions, which were met on February 4, 2020.

41	Notice of Annual Meeting of Shareholders and Proxy Statement

All Other Compensation Table
The following table describes each component of the All Other Compensation column of the Summary Compensation Table:
					Perquisites
Name	Year	Company Contributions to Deferred Compensation Plan ($) (1)	Company Contributions to 401(k) ($) (2)	Company Paid Insurance Premiums ($) (3)	Personal Use of Company Vehicle ($) (4)	Personal Use of Company Airplane ($) (5)	Other ($) (6)	Total ($)
Peter M. Carlino	2019	271,270	7,000	—	7,424	123,928	4,207	413,829
	2018	250,171	5,500	—	7,424	179,928	4,012	447,035
	2017	217,016	5,400	—	3,692	186,966	3,690	416,764
Steven T. Snyder	2019	85,476	7,000	6,255	—	—	—	98,731
	2018	73,315	5,500	6,255	—	—	—	85,070
	2017	62,381	5,400	6,255	—	—	—	74,036
Brandon J. Moore	2019	42,500	7,000	—	—	—	—	49,500
	2018	30,635	5,500	—	—	—	—	36,135
	2017	18,062	5,400	—	—	—	—	23,462
Desiree A. Burke	2019	40,000	7,000	—	—	—	—	47,000
	2018	37,667	5,500	—	—	—	—	43,167
	2017	34,000	5,400	—	—	—	—	39,400
Matthew Demchyk	2019	15,923	—	—	—	—	—	15,923

(1)	This column reports the Company's matching contributions under the Company's Deferred Compensation Plan.
(2)	This column reports the Company's contributions to the NEOs' 401(k) savings accounts.
(3)	This column reports life insurance policy premiums paid by the Company on behalf of Mr. Snyder.
(4)	The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.
(5)
The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the airplane. Since the Company's aircrafts are used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots' salaries, depreciation of the purchase cost of the aircraft and the cost of long-term maintenance.

(6)	This column reports the Company's payment of Country Club Memberships for Mr. Carlino.

42	Notice of Annual Meeting of Shareholders and Proxy Statement

2019 Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards to the NEOs in 2019:
			Estimated future payouts under equity incentive plan awards			All Other Stock Awards
Name	Grant Date	Grant Board Approval Date	Threshold (#) (1)	Target (#) (1)	Maximum (#) (1)	Number of Securities Underlying Stock Awards (#) (2)	Grant Date Fair Value of Stock Awards ($) (3)
Peter M. Carlino
Long-Term Fixed Equity Awards	1/2/2019	12/13/2018				55,000	1,777,050
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/2/2019	12/13/2018	0	55,000	110,000		1,988,800
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/2/2019	12/13/2018	0	55,000	110,000		1,937,100
Steven T. Snyder
Long-Term Fixed Equity Awards	1/2/2019	12/13/2018				20,000	646,200
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/2/2019	12/13/2018	0	20,000	40,000		723,200
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/2/2019	12/13/2018	0	20,000	40,000		704,400
Brandon J. Moore
Long-Term Fixed Equity Awards	1/2/2019	12/13/2018				15,000	484,650
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/2/2019	12/13/2018	0	12,500	25,000		452,000
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/2/2019	12/13/2018	0	12,500	25,000		440,250
Desiree A. Burke
Long-Term Fixed Equity Awards	1/2/2019	12/13/2018				15,000	484,650
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	1/2/2019	12/13/2018	0	12,500	25,000		452,000
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	1/2/2019	12/13/2018	0	12,500	25,000		440,250
Matthew Demchyk
Long-Term Fixed Equity Awards	2/4/2019	2/4/2019				32,500	1,227,525
Long-Term Performance - Based Equity Awards - MSCI US REIT Index	2/4/2019	2/4/2019	0	12,500	25,000		452,000
Long-Term Performance - Based Equity Awards - Triple-Net REIT Group	2/4/2019	2/4/2019	0	12,500	25,000		440,250

(1)
Awards represent performance-based restricted stock with cliff vesting at the end of the performance period beginning on January 2, 2019 and ending on December 31, 2021.  The amount of restricted shares vested at the end of the performance period can range from zero to a maximum of 200% of target, depending on the level of achievement of the performance goals measured against the return of the companies included in the MSCI US REIT Index or in the triple-net REIT group set forth by the Company over the measurement period.  In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control.  For more information on the Company's performance-based equity awards, see the Overview of 2019 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement.

(2)
Awards represent restricted stock awards granted to the NEOs as part of their annual compensation. All grants have vesting over three years, 33.33% on the first anniversary of the date of grant and 33.33% on each succeeding anniversary, except for 20,000 shares of Mr. Demchyk, which vest at the first anniversary of his hire date. In the event of a change-of-control, awards vest immediately.

(3)
Represents the aggregate grant date fair value of awards under ASC 718. Generally, the aggregate grant date fair value is the amount the Company would expense in its financial statements over the award's vesting period.  The Company utilized a third party valuation firm to measure the fair value of the performance-based restricted stock awards at grant date using the Monte Carlo model.  Additional information regarding the calculation of the grant date fair value is included in footnote 2 to the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

43	Notice of Annual Meeting of Shareholders and Proxy Statement

Outstanding 2019 Equity Awards at Fiscal Year-End
The following table sets forth information concerning equity awards outstanding as of December 31, 2019 and which have been reported in the appropriate period in the Summary Compensation Table when granted:
			Stock Awards		Performance Awards
Name	Stock Award Grant Date		Number of Shares or Units Held that Have Not Vested (#) (3)	Market Value of Shares or Units Held that Have Not Vested ($) (4)	Number of Unearned Shares or Units Held that Have Not Vested (#) (5)	Market Value of Unearned Shares or Units Held that Have Not Vested ($) (6)
Peter M. Carlino	1/3/2017		18,333	789,236
	1/3/2017	(1)			110,000	5,594,600
	1/3/2017	(2)			110,000	5,594,600
	1/2/2018		36,666	1,578,471
	1/2/2018	(1)			110,000	5,319,600
	1/2/2018	(2)			110,000	5,319,600
	1/2/2019		55,000	2,367,750
	1/2/2019	(1)			110,000	5,036,900
	1/2/2019	(2)			110,000	5,036,900
Steven T. Snyder	1/3/2017		5,833	251,111
	1/3/2017	(1)			35,000	1,780,100
	1/3/2017	(2)			35,000	1,780,100
	1/2/2018		11,666	502,221
	1/2/2018	(1)			35,000	1,692,600
	1/2/2018	(2)			35,000	1,692,600
	1/2/2019		20,000	861,000
	1/2/2019	(1)			40,000	1,831,600
	1/2/2019	(2)			40,000	1,831,600
Brandon J. Moore	1/3/2017		4,166	179,346
	1/3/2017	(1)			25,000	1,271,500
	1/3/2017	(2)			25,000	1,271,500
	1/2/2018		8,333	358,736
	1/2/2018	(1)			25,000	1,209,000
	1/2/2018	(2)			25,000	1,209,000
	1/2/2019		15,000	645,750
	1/2/2019	(1)			25,000	1,144,750
	1/2/2019	(2)			25,000	1,144,750
Desiree A. Burke	1/3/2017		4,166	179,346
	1/3/2017	(1)			25,000	1,271,500
	1/3/2017	(2)			25,000	1,271,500
	1/2/2018		8,333	358,736
	1/2/2018	(1)			25,000	1,209,000
	1/2/2018	(2)			25,000	1,209,000
	1/2/2019		15,000	645,750
	1/2/2019	(1)			25,000	1,144,750
	1/2/2019	(2)			25,000	1,144,750
Matthew Demchyk	2/4/2019		32,500	1,399,125
	2/4/2019	(1)			25,000	1,144,750
	2/4/2019	(2)			25,000	1,144,750

(1)	Performance-based equity awards based on the Company's performance ranking among the US MSCI REIT Index.
(2)	Performance-based equity awards based on the Company's performance ranking among the triple-net REIT peers.
(3)
Represents restricted stock awards with forfeiture provisions that lapse 33.33% on each of the first, second, and third anniversary of the date of grant, except for 20,000 shares of Mr. Demchyk issued on February 4, 2019, which vest at the first anniversary of his hire date. In the event of a change-of-control, the forfeiture restrictions on restricted stock lapse immediately.

(4)	Calculated based on the Company's common stock closing price of $43.05 on December 31, 2019, which was the last trading day of 2019.
(5)
The amount of restricted stock to actually vest at the end of the performance period can range from zero to the maximum as described in the long-term performance-based equity awards section of the Overview of 2019 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement. The forfeiture provisions on the performance-based restricted stock awards granted lapse at the end of their three-year measurement period.  In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control, annualized for the entire performance period.  As of December 31,  2019, all grants are disclosed at maximum except the triple-net REIT award on January 2, 2018, which is at 80.4% of maximum.

(6)
Calculated based on the Company's common stock closing price of $43.05 on December 31, 2019, which was the last trading day of 2019 plus dividends paid during the applicable performance period as of December 31,  2019.

44	Notice of Annual Meeting of Shareholders and Proxy Statement

2019 Stock Vested
The following table sets forth information concerning restricted stock awards vested during fiscal 2019:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter M. Carlino	324,312	10,680,694
Steven T. Snyder	103,191	3,398,430
Brandon J. Moore	73,708	2,427,454
Desiree A. Burke	73,708	2,427,454
Matthew Demchyk	—	—

(1)
The value realized for vested shares is calculated based on the closing price of the Company's common stock on the day prior to vesting for awards, not the grant date fair value disclosed elsewhere in this Proxy Statement. Includes performance share dividends, which are paid at vesting in Company common stock.

45	Notice of Annual Meeting of Shareholders and Proxy Statement

2019 Nonqualified Deferred Compensation
The following table sets forth information concerning nonqualified deferred compensation of the NEOs:
Name	Amount Previously Reported ($)	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Peter M. Carlino	13,297,777	542,540	271,270	3,647,346	—	17,758,933
Steven T. Snyder	1,977,656	170,953	85,476	533,992	(182,002)	2,586,075
Brandon J. Moore	214,616	85,000	42,500	54,586	(28,098)	368,604
Desiree A. Burke	484,539	80,000	40,000	124,655	—	729,194
Matthew Demchyk	—	31,846	15,923	3,728	—	51,497

(1)	For each NEO, the executive's contribution is included in the NEO's salary and/or non-equity executive compensation for 2019, as reported in the Summary Compensation Table.
(2)	For each NEO, the Company's contribution is included in the NEO's other compensation for 2019, as reported in the Summary Compensation Table.
(3)	Amounts reflect the change in account value during 2019. No amounts are reported in the Summary Compensation Table because earnings were not above market or preferential.
Gaming and Leisure Properties, Inc. Deferred Compensation Plan
Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Committee”) may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the approval of the Board of Directors, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change-of-control of the Company, as defined in the Deferred Compensation Plan. The Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability. The Committee may also accelerate vesting in the event of an involuntary termination of employment pursuant to the same section of the plan.
Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment of up to ten annual installments. Distributions following retirement can be deferred for at least five years.
For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Committee, a participant can suspend deferrals or receive a partial and/or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change-of-control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change-of-control event” under Code section 409A.
Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Committee. Participants may change their investment elections at any time.

46	Notice of Annual Meeting of Shareholders and Proxy Statement

Potential Payments Upon Termination or Change-of-Control

The NEOs are entitled to accelerated vesting of equity-based incentive awards under the Company's Executive Change of Control and Severance Plan upon a change-of-control and, under certain circumstances, in the event of termination. The Executive Change in Control and Severance Plan is more fully described under Certain Relationships and Related Person Transactions in this Proxy Statement.  The information below describes and quantifies compensation that would become payable and that which is accelerated assuming that such termination was effective December 31, 2019.
Executive Payments	Termination without Cause by Company ($)(4)	Termination Upon Death ($)(5)	Termination upon Disability ($)(5)	Change-of- Control ($)(6)	Change-of- Control Termination without Cause ($)(6)
Peter M. Carlino
Cash Severance Benefit (1)	10,497,148	5,248,574	5,248,574	—	15,745,722
Benefit Continuation (2)	15,402	15,402	15,402	—	20,535
Restricted Shares (3)	4,735,457	4,735,457	4,735,457	4,735,457	4,735,457
Performance-Based Restricted Shares (7)	20,944,840	30,859,559	30,859,559	30,859,559	30,859,559
Total	$36,192,847	$40,858,992	$40,858,992	$35,595,016	$51,361,273
Steven T. Snyder
Cash Severance Benefit (1)	2,436,542	1,624,361	1,624,361	—	3,248,722
Benefit Continuation (2)	19,311	19,311	19,311	—	25,748
Restricted Shares (3)	1,614,332	1,614,332	1,614,332	1,614,332	1,614,332
Performance-Based Restricted Shares (7)	6,816,900	10,276,851	10,276,851	10,276,851	10,276,851
Total	$10,887,085	$13,534,855	$13,534,855	$11,891,183	$15,165,653
Brandon J. Moore
Cash Severance Benefit (1)	1,346,897	897,931	897,931	—	1,795,862
Benefit Continuation (2)	27,377	27,377	27,377	—	36,503
Restricted Shares (3)	1,183,832	1,183,832	1,183,832	1,183,832	1,183,832
Performance-Based Restricted Shares (7)	4,760,190	7,013,536	7,013,536	7,013,536	7,013,536
Total	$7,318,296	$9,122,676	$9,122,676	$8,197,368	$10,029,733
Desiree A. Burke
Cash Severance Benefit (1)	1,267,667	845,111	845,111	—	1,690,222
Benefit Continuation (2)	27,377	27,377	27,377	—	36,503
Restricted Shares (3)	1,183,832	1,183,832	1,183,832	1,183,832	1,183,832
Performance-Based Restricted Shares (7)	4,760,190	7,013,536	7,013,536	7,013,536	7,013,536
	$7,239,066	$9,069,856	$9,069,856	$8,197,368	$9,924,093
Matthew Demchyk
Cash Severance Benefit (1)	1,020,150	680,100	680,100	—	1,360,200
Benefit Continuation (2)	27,377	27,377	27,377	—	36,503
Restricted Shares (3)	1,399,125	1,399,125	1,399,125	1,399,125	1,399,125
Performance-Based Restricted Shares (7)	763,166	2,289,500	2,289,500	2,289,500	2,289,500
	$3,209,818	$4,396,102	$4,396,102	$3,688,625	$5,085,328

(1)
Basis for cash severance benefit is 2019 salary and assumes it is an eligible termination as defined under the Company's Executive Change of Control and Severance Plan and includes 2019 salary plus average bonus from the prior three years.

(2)	Represents employer cost of medical and dental coverage.
(3)
Restricted stock award values were computed based on the Company's common stock closing price of $43.05, on December 31, 2019, which was the last trading day of 2019. Restrictions on awards will immediately lapse in the event of termination as a result of termination without cause, death, disability or change-of control.

(4)
Performance-based restricted stock values, in the event of termination without cause by the Company, were computed based on the Company's total shareholder return as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2019, shown on the table below, and then multiplied by a fraction, the numerator of which equals the number of days during such performance period that such award holder was actively employed by the Company, and the denominator of which equals the total days in the applicable performance period if terminated at December 31,  2019.

47	Notice of Annual Meeting of Shareholders and Proxy Statement

Grant	Performance at December 31, 2019 (% of maximum)
2017 - US MSCI REIT Index	100%
2017 - Triple-NET REIT peers	100%
2018 - US MSCI REIT Index	100%
2018 - Triple-NET REIT peers	80.4%
2019 - US MSCI REIT Index	100%
2019 - Triple-NET REIT peers	100%

(5)
Performance-based restricted stock values, in the event of termination as a result of death or disability, were computed based on the Company's total shareholder return as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2019, shown on the table above in footnote 4.  The award is determined at the end of the applicable performance period is as if such award holder were still employed at the time of the applicable performance period.

(6)
Performance-based restricted stock values, in the event of change-of-control, were computed based on the Company's total shareholder return as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2019, which was maximum for awards granted except the triple-net REIT award on January 2, 2018, which is at 80.4% of maximum, as performance shall be deemed to have been achieved at target level or, if greater, the actual level of achievement as of the date of the change-of-control.

(7)
All performance-based restricted stock values were computed based on the Company's common stock closing price of $43.05 on December 31, 2019, which was the last trading day of 2019, plus applicable dividends.

48	Notice of Annual Meeting of Shareholders and Proxy Statement

CEO Pay Ratio
In 2019, the compensation of Mr. Carlino, our Chairman, CEO and President, was approximately 379 times the median pay of our employees resulting in a 379:1 pay ratio. Our operations include our corporate office as well as our TRS Properties in Perryville, Maryland and Baton Rouge, Louisiana.
We identified our median employee by examining 2019 total compensation for all employees, excluding Mr. Carlino, who were employed by the Company as of December 31, 2019, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation. We defined “total compensation” as the aggregate of base salary (plus overtime, as applicable), cash bonus, and long-term incentive compensation awards.
After identifying the median employee based on total compensation, we calculated total compensation in 2019 for such employee using the same methodology we use for our NEOs as set forth below in the Summary Compensation Table for 2019.
	Peter M. Carlino	Median Employee
Total compensation	$11,433,673	$30,137
Pay Ratio		379:1
We believe that the ratio of the CEO compensation to that of the median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
The Company’s primary business is that of a triple-net REIT. If we exclude our TRS Properties in Perryville, Maryland and Baton Rouge, Louisiana, the change in median pay of our employees results in a 53:1 pay ratio.

49	Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Company's Audit and Compliance Committee Charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit and Compliance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with management and with our independent registered public accounting firm. In addition, the Audit and Compliance Committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Accounting Standard No. 1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit and Compliance Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Audit and Compliance Committee
Joseph W. Marshall, III, Chair
Barry F. Schwartz
Earl C. Shanks
The foregoing report of the Audit and Compliance Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

 Engagement of Independent Accountant
On September 19, 2016, the Audit and Compliance Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ended December 31, 2016.
During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through September 19, 2016, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

50	Notice of Annual Meeting of Shareholders and Proxy Statement

CERTAIN RELATIONSHIPS AND
RELATED PERSON TRANSACTIONS

Related Person Transactions
There are no reportable related person transactions since January 1, 2019.
Employment Agreements and Arrangements
We currently do not have employment agreements with any of our executives. However, on January 29, 2019, the Compensation Committee of the Board adopted the Executive Change in Control and Severance Plan (the “CiC and Severance Plan”). The purpose of the CiC and Severance Plan is to provide certain of the Company’s senior management employees designated by the Compensation Committee, which currently includes the Chief Executive Officer, the Chief Financial Officer and any Senior Vice President (the “Covered Executives”), with compensation and benefits in the event of a termination of employment by the Company without Cause or resignation by the employee for Good Reason or termination of employment due to death or Disability (as such terms and other defined terms used below are defined in the CiC and Severance Plan).
Under the CiC and Severance Plan, in the event that a Covered Executive’s employment is terminated (i) by the Company for any reason other than for Cause, death, or Disability, or (ii) by the Covered Executive for Good Reason (each such event, a “Qualified Termination”) such Covered Executive shall be entitled to (a) a lump sum payment equal to two times (for the Chief Executive Officer), or one and one-half times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and average annual cash bonuses, if any, for the three years (with respect to which bonuses are determined) prior to the year of termination (“Average Bonus”), (b) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (c) full acceleration of time-base based equity awards held by the Covered Executive and any accelerated vesting of equity awards with performance-based vesting to occur in accordance with the terms of the applicable award agreement.  The Covered Executive shall also be entitled to any earned but unpaid annual base salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Covered Executive may be entitled to under any employee benefit plan of the Company (the “Accrued Benefit”).
In addition, if the Qualified Termination occurs in connection with or within 12 months of a Change in Control (as defined in the CiC and Severance Plan), the Covered Executive shall be entitled to (i) a lump sum payment equal to three times (for the Chief Executive Officer), or two times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 24 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) a lump sum payment equal to the Covered Executive’s pro rata target annual cash bonus for the year of termination. The Covered Executive shall also be entitled to any Accrued Benefit.
In the event that a Covered Executive’s employment is terminated on account of his or her death or Disability, such Covered Executive (or the Covered Executive’s estate or beneficiaries) shall be entitled to (i) a lump sum payment equal to the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) full acceleration of time-base based equity awards held by the Covered Executive and any equity awards with performance-based vesting to remain outstanding and earned in accordance with the their terms based on performance but without further vesting based on service.  The Covered Executive (or his or her estate or beneficiaries) shall also be entitled to any Accrued Benefit.
All payments and benefits under the CiC and Severance Plan are subject to timely execution and non-revocation of a separation agreement and release containing, among other provisions, post-termination restrictive covenants, including confidentiality, non-competition and non-solicitation. In each case, if the Covered Executive breaches, or threatens to commit a breach of, any of the provisions of the separation agreement and release, the Covered Executive shall forfeit his right to benefits under the CiC and Severance Plan, and to the extent that the Covered Executive has received a benefit under the CiC and Severance Plan, the Company shall have the right to recover such benefit.
Indemnification of Directors and Officers
Our charter and bylaws contain indemnification provisions for the benefit of our directors and officers.

51	Notice of Annual Meeting of Shareholders and Proxy Statement

Review and Approval of Transactions with Related Persons
Pursuant to the terms of its charter, the Audit and Compliance Committee reviews and pre-approves all conflicts of interest and related person transactions. For the purposes of the Audit and Compliance Committee’s review, related person transactions are transactions, arrangements or relationships that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, including those where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. Our Code of Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Compliance Officer, who is the Company's General Counsel. The General Counsel may, if appropriate, consult with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related person transaction that must be presented to the Audit and Compliance Committee.

For transactions determined to require Audit and Compliance Committee review, the General Counsel collaborates with members of the finance staff to prepare and present the transaction to the Audit and Compliance Committee. An Audit and Compliance Committee member will not participate in the review of transactions in which he or she or his or her immediate family member has an interest. The Audit and Compliance Committee will only approve related person transactions that are in, or are not inconsistent with, the best interests of the Company based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.
Conflict of Interest Policies
As described above, our Code of Conduct seeks to identify and mitigate conflicts of interest between our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other officers, on the one hand, and the Company on the other hand, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Conduct is available on our website www.glpropinc.com, under the "About" section. Waivers of our Code of Conduct are required to be disclosed in accordance with SEC and Nasdaq requirements. In addition, we adopted corporate governance guidelines to assist our Board of Directors in the exercise of its responsibilities and to serve our interests and those of our shareholders.

52	Notice of Annual Meeting of Shareholders and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 6, 2020 by:
▪    each person, or group of persons, who beneficially owns more than 5% of our capital stock;
▪    each NEO in the summary compensation table;
▪    each of our directors; and
▪    all directors and NEOs as a group.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 6, 2020 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 215,428,398 shares of common stock outstanding on April 6, 2020.
Unless otherwise indicated in the footnotes, the address of each of the beneficial owners named below is: c/o Gaming and Leisure Properties, Inc., 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.
	GLPI Common Stock
Name and Address of Beneficial Owner	Shares	%
Peter M. Carlino (1)(2)	11,199,003	5.198%
Lili Lynton (3)	4,066	*
Joseph W. Marshall, III (4)	44,460	*
James B. Perry(5)	19,414	*
Earl C. Shanks(6)	64,440	*
Barry F. Schwartz(7)	29,017	*
E. Scott Urdang (8)	119,299	*
Steven T. Snyder (9)	497,695	*
Desiree Burke (10)	85,778	*
Brandon J. Moore (11)	134,535	*
Matthew Demchyk (12)	54,395	*
All executive officers and directors as a group (11 persons)	12,552,899	5.827%
5% Shareholders Not Listed Above
The Vanguard Group Inc. (13)	30,004,643	13.928%
BlackRock, Inc. (14)	14,301,329	6.639%
Capital World Investors, a division of Capital Research and Management Company (15)	14,187,220	6.586%
∗ Less than 1%

53	Notice of Annual Meeting of Shareholders and Proxy Statement

Notes to Security Ownership of Principal Shareholders and Management Table

(1)
The number of shares in the table includes: (a) 6,307,093 shares owned by the Carlino Family Trust and the Residuary Trust, each described in footnote 2 below, as to which Peter M. Carlino has sole voting power for the election directors and certain other matters and shared investment power and shared voting power with respect to certain matters; (b) 4,781,911 shares jointly-owned with his wife Marshia W. Carlino; and (c) 109,999 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted.

(2)
5,870,392 shares of our common stock are owned by an irrevocable trust, which we refer to as the Carlino Family Trust, among Peter D. Carlino (who passed away in November 2013), his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. 436,701 shares are owned by a residuary trust (the "Residuary Trust") for the benefit of Peter D. Carlino and his children. Peter M. Carlino, David E. Carlino and Richard J. Carlino have shared investment power and shared voting power with respect to certain matters for the Carlino Family Trust and for the Residuary Trust. The Carlino Family Trust has pledged an aggregate of 1,195,741 shares as security for loans to the trust and for the benefit of trust beneficiaries.

(3)	Includes 3,049 shares of restricted stock under which Ms. Lynton has voting rights but her disposition rights are currently restricted.
(4)	Includes 7,325 shares of restricted stock under which Mr. Marshall has voting rights but his disposition rights are currently restricted.
(5)	Includes 4,625 shares of restricted stock under which Mr. Perry has voting rights but his disposition rights are currently restricted.
(6)	Includes 6,890 shares of restricted stock under which Mr. Shanks has voting rights but his disposition rights are currently restricted.
(7)	Includes 4,625 shares of restricted stock under which Mr. Schwartz has voting rights but his disposition rights are currently restricted.
(8)	Includes 7,173 shares of restricted stock under which Mr. Urdang has voting rights but his disposition rights are currently restricted.
(9)
Includes 39,166 shares of restricted stock under which Mr. Snyder has voting rights but his disposition rights are currently restricted.  Mr. Snyder has pledged an aggregate of 383,208 shares as security for loans.

(10)	Includes 29,166 shares of restricted stock under which Ms. Burke has voting rights but her disposition rights are currently restricted.
(11)	Includes 29,166 shares of restricted stock under which Mr. Moore has voting rights but his disposition rights are currently restricted.
(12)	Includes 20,833 shares of restricted stock under which Mr. Demchyk has voting rights but his disposition rights are currently restricted.
(13)
According to its Schedule 13G/A filed with the SEC on February 11, 2020, consists of shares beneficially owned as of December 31, 2019 by The Vanguard Group Inc. or its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.  The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(14)
According to its Schedule 13G/A filed with the SEC on February 5, 2020, consists of shares beneficially owned as of December 31, 2019 by BlackRock, Inc. and its affiliates. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(15)
According to its Schedule 13G filed with the SEC on February 14, 2020, consists of shares beneficially owned as of December 31, 2019 by Capital World Investors, a division of Capital Research and Management Company. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

54	Notice of Annual Meeting of Shareholders and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table
December 31, 2019	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	—	—	1,750,857

55	Notice of Annual Meeting of Shareholders and Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and any other equity securities of the Company with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers, directors, and greater than 10% shareholders, we believe that during 2019 all officers, directors, and greater than 10% shareholders subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

56	Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 2 - APPROVAL OF SECOND AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE COMPENSATION PLAN

Introduction
On October 23, 2013, our shareholders approved the Plan.  The Company was authorized to issue up to 5,147,059 shares of common stock under the Plan. The Plan provides for the Company to issue stock options (incentive and/or non-qualified), stock appreciation rights, restricted stock awards, phantom stock units and other equity or cash-based awards to directors, employees and consultants. On March 28, 2019, the Board of Directors amended the Plan to change the definition of “retirement” to mean a separation from service by a grantee who is an employee (i) on or after attainment of age 60 with at least 10 years of service with the Company or (ii) on or after attainment of age 65.  In addition, the vesting provisions with respect to restricted stock upon termination of employment or service as a director were modified to provide for the acceleration of vesting upon termination without cause, resignation for good reason or retirement, in addition to death or disability (as previously provided under the Plan). On April 22, 2020, our Compensation Committee recommended for approval, and our Board of Directors subsequently approved, the Second Amended and Restated 2013 Long-Term Incentive Compensation Plan (the “Amended Plan”), subject to the approval of our shareholders at the Annual Meeting. If approved by our shareholders, the Amended Plan will be effective as of June 11, 2020.

Proposed Material Changes to the Plan
At the Annual Meeting, shareholders will be asked to approve the Amended Plan, which would:

•	increase by 3,000,000 the number of shares of our common stock that may be issued under the Plan;
•	provide that no individual could receive any combination of awards relating to more than 1,000,000 shares in a calendar year;
•	extend the effectiveness of the Plan for an additional 10 years from the date of shareholder approval of the Amended Plan, or June 11, 2030;
•	require that dividends payable on performance-based awards of any kind be deferred until (and in proportion with) the vesting of the underlying shares; and
•
prohibit the acceleration of vesting of awards representing more than 5% of the total equity pool under the Amended Plan, except in the cases of death, disability, or termination following a change in control.

Other than these proposed amendments to the Plan, the Plan would not be materially changed from its current state. A copy of the current Plan was filed as exhibit 10.38 to our Annual Report on Form 10-K for the year ended December 31, 2019.  The Amended Plan is attached to this Proxy Statement as Appendix A.

Our Board of Directors believes that the Plan has assisted in our recruitment and retention of key employees and has helped align their interests with the interests of our shareholders. Our Board of Directors believes that the Amended Plan will allow us to continue to promote these interests while adding additional enhancements to the Plan that are in the best interests of the Company and its shareholders.

Shares Available and Outstanding
•	Subject to adjustment as provided in the Amended Plan, the maximum number of shares of our common stock available for issuance will increase by 3,000,000
•	As of March 31, 2020, there were 1,007,942 shares that remain available for grant under the Plan
•	As of March 31, 2020, 1,745,163 shares were subject to outstanding awards under the Plan

Burn Rate
The Compensation Committee manages long-term dilution by limiting the number of equity awards granted annually, commonly referred to as "burn rate". Burn rate does not take into account equity awards that are cancelled or forfeited. Burn rate with respect to each year is calculated by dividing the total number of shares subject to awards granted during the year by the total weighted-average number of common shares outstanding during the period. Under this calculation, the Company's three-year average burn rate is 0.39%.

57	Notice of Annual Meeting of Shareholders and Proxy Statement

Year	Time-Based Share Granted	Performance- Based Shares Granted(1)	Total Full Value Awards Granted	Weighted Average Common Shares Outstanding	Burn Rate(2)
2019	317,290	512,000	829,290	214,667,000	0.39%
2018	283,183	556,000	839,183	213,720,000	0.39%
2017	184,791	558,000	742,791	210,705,000	0.39%
(1)   Includes performance-based restricted share awards granted during the year at the maximum award level.
(2)   Burn rate is equal to the total full value awards granted as a percentage of the weighted average common shares during the applicable year.

Amended Plan Highlights and Key Features

The Board believes that the number of shares of common stock available under the Amended Plan will enable the Company to continue granting equity awards, which are important components of the Company’s equity compensation program.  In its determination to recommend Board adoption of the Amended Plan, the Compensation Committee considered advice and input from the Compensation Committee's independent compensation consultant, FPL, and in light of the factors described below, believe that shareholders should vote FOR Proposal 2:

Reasonable Plan Cost

•	Reasonable number of additional shares requested – 3,000,000 shares (in addition to the 1,007,942 shares available as of March 31, 2020)
•	Awards would not have a substantially dilutive effect and represent approximately 1.86% of common shares outstanding (based on 215,107,229 shares of common stock outstanding as of March 31, 2020)
•
Estimated duration of approximately five years; however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the Amended Plan and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity over the next few years

Responsible Grant Practices

•	0.39% three-year average burn rate is well below industry standards
•	All full-value equity awards for our executive officers vest over a period of at least three years
•	Share grants for our executive officers are allocated at least 70% to performance-based equity awards (at the maximum level)

Shareholder-Friendly Plan Features

•	No vesting in dividends or dividend equivalent rights paid on performance-based awards unless and until the underlying awards vest
•	No repricing of options or stock appreciation rights without prior shareholder approval
•	No reload or "evergreen" share replenishment features
•	Double-trigger equity acceleration in connection with a change in control

Consequences of Failing to Approve the Amended Plan
The Amended Plan will not be implemented unless approved by shareholders. If the Amended Plan is not approved by shareholders, the Plan will remain in effect in its present form and we will continue to grant awards thereunder without the additional enhancements described herein until the share reserve under the Plan is exhausted and or the Plan is terminated by its terms or by the termination date of October 23, 2023. If that occurs, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders or alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and result in the use of cash that might be otherwise reinvested in our businesses or returned to our shareholders.
Description of the Amended Plan
A summary description of the material features of the Amended Plan is set forth below. This summary does not purport to be a complete description of all the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, which is attached as Appendix A to this Proxy Statement and is incorporated by reference herein.

58	Notice of Annual Meeting of Shareholders and Proxy Statement

Purpose

The Amended Plan is intended to continue to advance the interests of the Company and its shareholders substantially in the manner provided by the Plan by providing a means by which the Company and its subsidiaries and affiliates will be able to motivate directors, certain key employees (including officers) and consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Amended Plan is also intended to continue to serve the best interests of the shareholders by linking remunerative benefits paid to participants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such participants increase their proprietary interest in the Company. Finally, the Amended Plan is intended to enable the Company to continue to attract and retain in its service highly qualified persons for the successful conduct of its business. There are currently 11 directors and executive officers eligible to participate in the Amended Plan.

Administration of the Amended Plan

The Amended Plan is administered by the Compensation Committee with regard to awards made to participants. The Compensation Committee has the authority and the discretion under the Amended Plan to grant awards to such participants and to determine the terms, timing, number, amount and form of such awards. The Compensation Committee also has the authority and the discretion to delegate its authority under the Amended Plan to the Chairman or his/her designee. Awards to non-employee directors under the Amended Plan are administered by the Board or the Compensation Committee.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights (“SARs”) or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without shareholder approval.

Number of Shares Available for Issuance

Subject to adjustments as provided in the Amended Plan and the approval by our shareholders of an increase by 3,000,000 the number of shares available for issuance under the Plan pursuant at this Annual Meeting, currently, no more than 5,147,059 shares of common stock may be issued under the Plan. Any awards that are not settled in shares of common stock shall not count against this limit. Any awards that will be not settled in shares of common stock shall not count against this limit.

In addition, the number of stock options, SARs, restricted stock and performance share units (“PSUs”) or any combination thereof, granted to any individual in any calendar year may not, in each case, represent more than 1,000,000 shares. The Compensation Committee shall adjust the award limit and the individual 1,000,000 share limit if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.

Amount of Cash Awards Available for Issuance

The amount of cash awards granted to any individual in any calendar year may not, in each case, represent more than $6,000,000.

Types of Awards

The Amended Plan provides for the issuance of stock options, SARs, restricted stock, PSUs and other equity-based or cash awards. Rights to awards may be contingent on the recipient's continued employment or service. In addition, the Compensation Committee may establish performance goals in connection with the grant of awards under the Amended Plan. The performance goals are based on one or more of the following performance criteria: FFO, adjusted FFO, EBITDA, adjusted EBITDA, sales, revenue, revenue growth, income, operating income, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, funds from operations, operating profit, margin rate, gross margins, debt leverage (debt to capital), market capitalization, total enterprise value (market capitalization plus debt), total shareholder return and stock price, which may be applied to the Company as a whole or a business unit or related company, and may be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group (collectively, the “Performance Goals”). The outcome must be substantially uncertain at the time the Committee establishes the Performance Goals.

Stock Options.    The Amended Plan provides for two types of stock options—incentive stock options and non-qualified stock options. The differences between incentive stock options and non-qualified stock options relate primarily to their tax treatment under the Code (see "—U.S. Tax Consequences," below). A stock option gives the holder the right to receive a designated number of shares of the Company's common stock during the period that the option will be vested upon payment of the exercise price for the stock options, subject to the terms and conditions of the Amended Plan and the specific award. Exercisability of a stock option may be contingent on the recipient's continued employment or service for a specified period and/or attainment of one or more Performance Goals. The exercise price of an option may not be less than the fair market value of the Company's common stock on the date of grant of the option. Further, in the case of incentive stock options granted to 10% shareholders, the exercise price must be at least 110% of the fair market value of the Company's common stock on the date of grant. Stock options must expire no later than the tenth anniversary of the date of grant, except for incentive stock options granted to 10% shareholders, in which case expiration may be no later than the fifth anniversary of the date of grant. A holder may generally pay the exercise price for a stock option in cash, shares of previously owned common stock, pursuant to a cashless exercise program (if available), or through a reduction of shares of common stock issued upon exercise of a stock option or any combination of the foregoing.

59	Notice of Annual Meeting of Shareholders and Proxy Statement

SARs.   A SAR entitles the holder to a payment (in cash or shares of the Company's common stock) equal to the excess of the fair market value of the number of shares of the Company's common stock underlying the SAR as of the date the SAR will be exercised over the base amount of the SAR established in the specific award. A SAR will be subject to the terms and conditions of the Amended Plan and the specific award. Exercisability of a SAR may be contingent on the recipient's continued employment or service for a specified period and/or attainment of one or more Performance Goals. The base amount of a SAR may not be less than the fair market value of the number of shares of common stock underlying the SAR as of the date the SAR is granted. The term of a SAR may not exceed 10 years.

Restricted Stock. A restricted stock award is an award of shares of the Company's common stock, subject to the restrictions, terms and conditions of the specific award and the terms of the Amended Plan, including the conditions on which the award will no longer be subject to forfeiture, if any. Restricted stock will be forfeited to the Company if the eligibility requirements set for the award, which may include the recipient's continued employment or service for a specified period and/or attainment of one or more Performance Goals, are not maintained during the period prior to the restrictions lapsing (i.e., a termination with cause). The recipient of a service-based restricted stock award generally will have the right to vote the shares and receive dividends, subject to the applicable award restrictions.

PSUs.   A PSU represents the right to receive one share of the Company's common stock in the future, or an amount of cash in the future equal to the value of one share of the Company's common stock on the payment date, subject to the terms and conditions of the specific award and the terms of the Amended Plan, including the conditions on which the award will vest and no longer be subject to forfeiture. PSUs will be forfeited if the vesting requirements set for the award, which may include the recipient's continued employment or service for a specified period and/or attainment of one or more Performance Goals, will be not met.

Other Awards.     The Board or the Compensation Committee, as applicable, may grant other awards that will be based on or linked to the value of the Company's common stock or will be denominated as a cash amount. Other awards may but will not be required to be subject to the Performance Goals described above and in the Amended Plan. Any award granted under the Amended Plan may be granted dividend rights, in the Compensation Committee's discretion, upon such terms and conditions as the Compensation Committee may determine. Shareholders are being asked to approve at this Annual Meeting the Amended Plan, which would provide that cash dividends payable on performance-based awards of any kind be deferred until (and in proportion with) the vesting of the underlying shares.

Fair Market Value

For the purposes of the Amended Plan, fair market value will be equal to the closing sales price of a share of the Company's common stock on the trading day immediately preceding the date of grant.

Adjustments for Changes in Capitalization

If the Compensation Committee determines that a dividend, recapitalization, stock split, merger, consolidation, or other similar corporate transaction or event equitably requires an adjustment, then the Compensation Committee will adjust, as appropriate, any or all of:

•	the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded;

•	the number and kind of shares of common stock (or other securities or property) subject to outstanding awards; and

•	the grant, purchase, base amount or exercise price with respect to any outstanding option or SAR.

Termination of Employment or Service

 Awards made under the Amended Plan which have not vested, for which the applicable restrictions have not lapsed or which otherwise have not become exercisable, will generally be forfeited if the holder ceases to be an employee of the Company or its subsidiaries or if a participant's service terminates for any reason other than death or disability. In 2019, the Board of Directors approved an amendment to the initial plan wherein, subject to the applicable award agreement, the vesting provisions with respect to restricted stock upon termination of employment or service as a director were modified to provide for the acceleration of vesting upon termination without cause, resignation for good reason or retirement, in addition to death or disability. The shareholders are being asked at this Annual Meeting to approve the Amended Plan, which would prohibit the acceleration of vesting of awards representing more than 5% of the total equity pool except in the cases of death, disability, or termination following a change in control. The Board or the Compensation Committee (as applicable) may, in its sole discretion, accelerate the vesting or exercisability of the holder's awards that are unvested or not exercisable at the time of the holder's termination of employment or service.

60	Notice of Annual Meeting of Shareholders and Proxy Statement

Change in Control

With respect to Awards granted on or after April 1, 2018, if a change in control (as defined below) occurs, then upon a recipient’s involuntary termination of employment without cause, or voluntary termination for good reason within one year following the change in control (a) options and SARs will generally vest and become fully exercisable; (b) restrictions on restricted stock awards will generally lapse and such awards will become fully vested; (c) any awards with vesting or other provisions tied to achievement of performance goals will become vested.  The vesting conditions and restrictions associated with these awards will not accelerate and/or lapse at the time of a change in control in the absence of such a termination of employment. A change in control is generally defined as the occurrence of one or more of the following events:

•
a person, entity or group becomes the beneficial owner of shares representing 50% or more of (a) the Company's outstanding shares or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except when such beneficial ownership is due to an acquisition directly from or by the Company, by a Company employee benefit plan or any acquisition following which (1) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 50% of the Company's outstanding shares; (2) no person beneficially owns 20% or more of the Company's outstanding shares who did not own such amount prior to the transaction; and (3) at least a majority of the directors are continuing directors; or

•	the shareholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company; or

•
the Company consummates a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, following such transaction, (a) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 50% of the Company's outstanding shares; (b) no person beneficially owns 20% or more of the Company's outstanding shares who did not own such amount prior to the transaction; and (c) at least a majority of the directors are continuing directors; or

•	any time continuing directors do not constitute a majority of the Board.

For purposes of the Amended Plan, “continuing directors” will be individuals who are members of the Board on the effective date of the Amended Plan or who are nominated for election or elected to the board with the affirmative vote of at least two-thirds of the directors then comprising the Board who are continuing directors immediately prior to such nomination or election.

For purposes of awards that will be subject to Section 409A of the Code, each of the foregoing events will be deemed to be a change in control as long as each such event qualifies as a "change in control event" under Section 409A of the Code at the time of such event's occurrence.

In general, stock options, SARs and restricted stock will not be subject to Section 409A of the Code, and PSUs may be subject to Section 409A of the Code (although the Company intends that all such awards will be designed to avoid Section 409A of the Code's adverse tax consequences; see "—U.S. Tax Consequences" below).

Duration

Subject to shareholder approval of the Amended Plan at this Annual Meeting, the Amended Plan continues in effect until the tenth anniversary of its effective date, which would be the date the Amended Plan is approved by our shareholders pursuant to this Annual Meeting or June 11, 2030, unless terminated earlier by the Board of Directors. Under the current Plan, no award shall be granted under the Plan after October 23, 2023. Under the terms of the Amended Plan, the plan would continue in effect for existing awards as long as any such awards are outstanding.

Amendment and Termination

The Amended Plan may be terminated by the Board at any time without shareholder approval. The Board may amend the Amended Plan (and the awards issued thereunder), but may not:

•
without prior approval of the shareholders, take any action that requires shareholder approval pursuant to any tax, regulatory or stock exchange requirements, including increasing the maximum number of shares of common stock that may be issued under the Amended Plan (other than pursuant to an equitable adjustment); or

•
amend the Amended Plan in a way that adversely affects any rights of an outstanding award holder without prior approval of the holder of such award, except in accordance with the Amended Plan or applicable award.

Additional REIT Restrictions

The Amended Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of the Company’s stock contained in its charter or would impair the Company’s status as a REIT.

61	Notice of Annual Meeting of Shareholders and Proxy Statement

U.S. Tax Consequences

The following brief description, which is based on existing law, sets forth certain of the federal income tax consequences of the grant of awards under the Amended Plan. State and local tax treatment is subject to individual state and local laws and is not included in this description. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below.

Non-Qualified Stock Options.  A participant who is granted a non-qualified stock option will not recognize taxable income at the time the stock option is granted provided that such option is granted with an exercise price that is equal to or greater than the fair market value of a share of the Company's common stock on the date of grant. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Company will receive a corresponding federal income tax deduction. Income tax withholding requirements apply upon exercise by employees. The optionee's basis in the shares so acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the stock option is exercised.

Incentive Stock Options.  An employee who is granted an incentive stock option is not taxed at the time the option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not recognize income upon exercise of the stock option and the Company will not be allowed an income tax deduction with respect to the option at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the stock option was exercised). If the sale price is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option exercise price. In both situations, the tax deduction allowable to the Company is limited to the ordinary income recognized by the optionee. Under current Internal Revenue Service (“IRS”) guidelines, the Company is not required to withhold any federal income tax in the event of a disqualifying disposition.

Different consequences may apply for an optionee subject to the alternative minimum tax.

SARs.   A participant will not recognize taxable income upon the award of a SAR provided that the base amount of the SAR is equal to or greater than the fair market value of a share of the Company's common stock on the date the award is granted. Upon the exercise of SARs, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary income to the participant and will be subject to income tax withholding requirements in the case of employees. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

Restricted Stock. A participant who is awarded restricted stock generally will not recognize taxable income at the time the award is granted. Instead, a restricted shareholder will recognize ordinary taxable income when the stock is no longer subject to a substantial risk of forfeiture (generally, when the award vests) in an amount equal to the fair market value of the shares on that date and the Company will receive a corresponding federal income tax deduction at that time. The amount recognized by the restricted shareholder is subject to income tax withholding requirements in the case of employees and the Company may satisfy such requirements by withholding a portion of the shares or by withholding cash from other compensation payable to the restricted shareholder. Upon disposition of the shares, the restricted shareholder will recognize capital gain or loss, long-term or short-term, depending on the length of time the shares are held, in an amount equal to the difference between the amount realized on the disposition and the restricted shareholder's basis in the shares (generally, the fair market value of the shares on the date the award vests).

 Alternatively, a restricted shareholder may file with the IRS a "Section 83(b) election" no later than 30 days after the date of grant, as a result of which the restricted shareholder will recognize taxable ordinary income as of the grant date, generally in an amount equal to the fair market value of the stock at that time, less any amount paid for the stock. Upon subsequent disposition of the shares, the restricted shareholder will recognize capital gain or loss, long-term or short-term, equal to the difference between the sale price of the stock and the restricted shareholder's basis in the shares (usually the amount recognized as ordinary income at the time of grant), depending on the length of time the shares are held after the date of grant.

            PSUs.   A participant who is awarded PSUs generally will not recognize taxable income at the time the PSUs are granted. Instead, the grantee will recognize ordinary taxable income in an amount equal to the value of the cash or shares received in payment of the award, which amount will be subject to income tax withholding in the case of employees. The Company will receive a corresponding federal income tax deduction at that time. If the grantee receives shares of Company stock in respect of the award, the grantee will recognize capital gain or loss, long-term or short-term, depending on the length of time the shares are held, at the time the shares are sold. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale of the shares and the grantee's basis in the shares (generally, the fair market value of the shares on the date the grantee received them).

62	Notice of Annual Meeting of Shareholders and Proxy Statement

Impact of Section 409A

Section 409A of the Code applies to non-qualified deferred compensation. Generally speaking, "non-qualified deferred compensation" is compensation earned in one taxable year, the payment of which is deferred to a later taxable year, and an amount is "vested" on the date that the individual's right to receive the amount is no longer conditioned on his or her performance of substantial future services or upon the occurrence of an event (such as a change in control) or the achievement of Performance Goals that are substantially related to the purpose of the compensation.

Options, SARs, restricted stock, PSUs and other awards available under the Amended Plan are designed to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements could subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

New Plan Benefits

Because benefits under the Amended Plan will depend on the Compensation Committee’s actions and the fair market value of our shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other applicable employees if the Amended Plan is approved by our shareholders. Information concerning awards under the Plan is available in this Proxy Statement in the following tables and the narrative accompanying them: Summary Compensation Table, 2019 Grants of Plan Based Awards, Outstanding 2019 Equity Awards at Fiscal Year End, 2019 Stock Option Exercises and Stock Vested, and Director Compensation.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the Second Amended and Restated 2013 Long-Term Incentive Compensation Plan.

Our Board of Directors unanimously recommends a vote FOR the approval of the Second Amended and Restated 2013 Long-Term Incentive Compensation Plan.

63	Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 3 – RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and the shareholders are asked to ratify this selection. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since September 2016. All audit and non-audit services provided by Deloitte & Touche LLP are approved by the Audit and Compliance Committee. Deloitte & Touche LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Deloitte & Touche LLP are expected to participate in the virtual-only meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
A description of aggregate fees for professional services performed in relation to fiscal 2019 and fiscal 2018 is as follows:
	Fiscal 2019	Fiscal 2018
Audit Fees - Deloitte & Touche LLP (1)	$1,078,000	$1,141,500
Audit Fees - Predecessor Auditor (1) (2)	—	94,000
Audit-Related Fees (3)	32,500	31,500
Tax Fees	—	—
Total Fees	$1,110,500	$1,267,000

(1)
Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, consents and other audit and attestation services related to statutory or regulatory filings.  Fees included additional out of scope fees for debt refinancing and equity offerings in 2019 and for acquisitions along with related debt refinancing in 2018.

(2)	Audit fees for the predecessor auditor are consent fees.
(3)	The fees disclosed under this category consist of fees for an employee benefit plan audit.

Audit and Compliance Committee Pre-Approval Policies and Procedures
Under our Audit and Compliance Committee’s charter, the Audit and Compliance Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by our independent registered public accounting firm. The Audit and Compliance Committee is also responsible for approving, in advance, all requests by management for permissible non-audit services to be provided to us by the independent registered public accounting firm. If the Audit and Compliance Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting. All of the fees paid to the Company’s independent auditor described above were pre-approved by the Audit and Compliance Committee.
Required Vote
The affirmative vote of a majority of votes cast is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Our Board of Directors unanimously recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

64	Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 4 – ADVISORY (NON-BINDING) VOTE TO
APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Currently, this vote is conducted every year. The next vote will occur at the 2021 Annual Meeting of Shareholders.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. At the core of our executive compensation program is our “pay for performance” philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our shareholders and sound corporate governance principles and is deserving of shareholder support. At the 2019 Annual Meeting of Shareholders, 82% of the voted shares approved such advisory vote.
We urge you to read the “Compensation Discussion and Analysis” section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our NEOs.
We are asking our shareholders to again indicate their support for our NEOs’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Required Vote
The affirmative vote of a majority of votes cast is required to approve the Company’s executive compensation on a non-binding advisory basis.

Our Board of Directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

65	Notice of Annual Meeting of Shareholders and Proxy Statement

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on June 11, 2020, at 12:00 p.m. Eastern Time, by means of a live virtual-only online webcast.
Why did I receive only a Notice of Internet Availability of Proxy Materials?
As permitted by the SEC, the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2019 Annual Report primarily over the Internet. On or about April 29, 2020, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.
We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.
At the Annual Meeting, you will be asked to vote on the following matters:
▪	a proposal to elect seven (7) directors to hold office until the 2021 Annual Meeting of Shareholders and until their respective successor has been duly elected and qualified (Proposal No. 1);
▪	a proposal to approve the Second Amended and Restated 2013 Long-Term Incentive Compensation Plan (Proposal No. 2);
▪	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 3);
▪	a proposal to approve, on a non-binding advisory basis, the Company’s executive compensation (Proposal No. 4); and
▪	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

What are the voting recommendations of the Board of Directors on these matters?
The Board of Directors recommends that you vote your shares as follows:
▪	FOR the election of each of the nominees as directors to the Board of Directors (Proposal No. 1)
▪	FOR the Second Amended and Restated 2013 Long-Term Incentive Compensation Plan (Proposal No. 2)
▪	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 3)
▪	FOR the approval, on a non-binding advisory basis, of the Company's executive compensation (Proposal No. 4)

Who is entitled to vote at the Annual Meeting?
The record date for the Annual Meeting is April 6, 2020. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 215,428,398 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting using the online Annual Meeting website as described below.

66	Notice of Annual Meeting of Shareholders and Proxy Statement

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, but should follow the instructions below for attending the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares during the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the bank, broker, or intermediary that holds your shares, in accordance with the instructions set forth under “How do I register for and gain access to the virtual-only annual meeting?" below.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.
▪
If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability.

▪	If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email.
▪
If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.
▪
If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

▪
Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.    If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote during the meeting.    You or your proxyholder will be able to vote during the virtual-only Annual Meeting by visiting www.cstproxy.com/glpropinc/2020 and using your control number assigned by Continental Stock Transfer.  To register and receive access to the virtual-only Annual Meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them under “How do I register for and gain access to the virtual-only annual meeting?" below.
Even if you plan to attend the virtual-only Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
If you properly return your proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the following matters, no votes will be cast on your behalf: the election of directors (Proposal No. 1); the Second Amended and Restated 2013 Long-Term Incentive Compensation Plan (Proposal No. 3); and the non-binding advisory vote on the Company's executive compensation (Proposal No. 4).

67	Notice of Annual Meeting of Shareholders and Proxy Statement

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast.
How is a quorum determined?
The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?
Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1	Election of Directors	Majority of Votes Cast	No
Proposal No. 2	Second Amended and Restated 2013 Long-Term Incentive Compensation Plan	Majority of Votes Cast	No
Proposal No. 3	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Proposal No. 4	Non-Binding Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN your vote on each nominee. Each nominee receiving a majority of votes cast FOR will be elected. A properly executed proxy marked ABSTAIN with respect to the election of a director or directors will not be voted with respect to such director or directors. Proxies may not be voted for more than one director.
With respect to Proposal Nos. 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on Proposal 2, 3, or 4, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.
Can I change my vote or revoke my proxy?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
▪	submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
▪	timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or
▪
voting during the virtual-only Annual Meeting (participation in the virtual-only Annual Meeting will not by itself constitute a revocation of a proxy) by following the instructions set forth under “What options are available to me to vote my shares? – You may vote during the meeting” above.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary in accordance with the instructions set forth in this Proxy Statement, giving you the right to vote the shares during the Annual Meeting, you may revoke any previous voting instructions by voting during the virtual-only Annual Meeting in accordance with the instructions set forth above.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any matters that may come before the Annual Meeting other than Proposal Nos. 1 through 4 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

68	Notice of Annual Meeting of Shareholders and Proxy Statement

Is a list of shareholders available?
The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.
Where can I find the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four (4) business days following the Annual Meeting.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have engaged Okapi Partners, LLC to aid in the solicitation of proxies and to verify records relating to the solicitation for an estimated fee of $9,500. All costs of such solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

How do I register for and gain access to the virtual-only Annual Meeting?

Under the circumstances surrounding the COVID-19 health crisis, we have decided to forego the opportunity to meet with our shareholders in person this year to conduct the required annual business of the Company. Instead, the Annual Meeting will be held virtually over the Internet by means of a live audio webcast. We look forward to resuming in-person annual meetings with shareholders beginning in 2021.

Only shareholders who owned common stock as of the close of business on April 6, 2020 will be entitled to participate in the virtual-only Annual Meeting. The Annual Meeting will begin at 12:00 p.m. (EDT).  Any shareholder wishing to attend the virtual-only Annual Meeting must register in advance. To register for the virtual-only Annual Meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

Registered Shareholders

If your shares are registered in your name with Continental Stock Transfer and you wish to attend the virtual-only Annual Meeting, go to www.cstproxy.com/glpropinc/2020, enter the control number you received on your proxy card or notice of the Annual Meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. On the date of the virtual-only Annual Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial shareholders who wish to attend the virtual-only Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the virtual-only Annual Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the virtual-only Annual Meeting. Beneficial shareholders should contact Continental Stock Transfer on or before June 3, 2020.

Shareholders participating in the virtual-only Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual-only Annual Meeting, virtual attendees are able to:

▪	Vote using the Annual Meeting website; and
▪	Submit questions or comments to the Company’s officers during the meeting via the Annual Meeting webcast.

Shareholders may submit questions or comments during the meeting via the virtual-only Annual Meeting webcast by typing in the “Submit a question” box.

Shareholders will also have the option to call in to the virtual-only Annual Meeting and listen by telephone by calling:

Optional telephone access (listen-only):
Within the U.S. and Canada: +1 888-965-8995 (toll-free)
Outside of the U.S. and Canada: +1 415-655-0243 (standard rates apply)

Passcode for telephone access:
52625384#

You will not be able to vote or submit questions unless you register for and log in to the virtual Annual Meeting as described above.

69	Notice of Annual Meeting of Shareholders and Proxy Statement

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2021 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2021 Annual Meeting of Shareholders must be received by us no later than December 30, 2020 and must comply with the requirements of the proxy rules promulgated by the SEC.
We intend to resume holding in-person annual meetings beginning in 2021. In accordance with our amended and restated bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2021 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder's notice must be hand-delivered or mailed by certified or registered mail, return receipt requested, to our principal executive offices, together with all supporting documentation required by our bylaws, not prior to January 12, 2021 nor later than February 11, 2021. Shareholder proposals should be addressed to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

ANNUAL REPORT TO SHAREHOLDERS

Our 2019 Annual Report has been posted, and is available without charge, on our corporate website at www.glpropinc.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2019 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2019 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2019 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2019 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2019 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by telephone at 610.401.2900 or in writing at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2019 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us as indicated above, and we will deliver separate copies promptly.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2019 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

70	Notice of Annual Meeting of Shareholders and Proxy Statement

Appendix A

GAMING AND LEISURE PROPERTIES, INC.

SECOND AMENDED AND RESTATED 2013 LONG TERM INCENTIVE
COMPENSATION PLAN

GAMING AND LEISURE PROPERTIES, INC.

SECOND AMENDED AND RESTATED 2013 LONG TERM INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

The Second Amended and Restated 2013 Long Term Incentive Compensation Plan is intended to advance the interests of Gaming and Leisure Properties, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate Directors, selected key employees (including officers) and consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to participants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such participants increase their proprietary interest in the Company.  Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions

The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time. References to any Section or Subsection of the Act are to such Section or Subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such Section or Subsection.

Award. A grant of one of the following under the Plan: “Stock Option Award;” “Stock Appreciation Right Award;” “Restricted Stock Award;” “Phantom Stock Unit Award;” and “Other Award;” all as further defined herein. Awards shall also include Converted Awards.

Award Agreement. The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed (if required to be executed), shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of his or its, as the case may be, powers under the Plan.

Beneficiary. Any individual, estate or trust who or which by designation of a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.

Board. The Board of Directors of the Company, as it may be constituted from time to time.

Cause. Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found to be an Unsuitable Person as defined in the Company’s articles of incorporation, willful and wrongful disclosure of confidential information, engagement in competition with the Company or any Subsidiary; provided that, for Grantees with an employment or similar agreement in effect with the Company or a Subsidiary containing a definition of Cause, Cause shall have the meaning set forth in such agreement.

Chairman. The Chairman of the Board of the Company or his designee(s).

Change of Control.

(a) with respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events occurring following the spin-off shall constitute a Change of Control for purposes of this Plan:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or

(ii) consummation of a complete liquidation or dissolution of the Company; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, immediately following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%)  of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit Plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporations except  to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of Directors of the corporation (or other governing board of a non-corporate entity) resulting from such  Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director  subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual  or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b) with respect to Awards that are “deferred compensation” under Section 409A of the Code, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.

Code. The Internal Revenue Code of 1986, amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

Committee. The Compensation Committee of the Board.

Common Stock. Common stock of the Company, par value $.01.

Company. Gaming and Leisure Properties, Inc., a Pennsylvania corporation, and its successors and assigns.

Consultant. An individual retained (but not employed) by the Company or a Subsidiary to perform services.

Converted Award. An Award described in Section 11.2.4

Date of Grant. The date as of which the Grantor grants an Award.

Director. A member of the Board who is not also an employee of the Company or any Subsidiary.

Disability. A physical or mental impairment sufficient to make the Grantee who is an Employee eligible for benefits under the Company’s or Subsidiary’s long-term disability plan in which the Grantee is a participant. Any Grantee who is a Director shall be treated as having a Disability if a physical or mental impairment would have made the Grantee eligible for benefits under the Company’s long-term disability plan had the Grantee been an Employee.

Effective Date. June 11, 2020, the date on which the shareholders of the Company approved the Plan.

Employee. An employee of the Company or any Subsidiary or “parent corporation” within the meaning of Section 424(e) of the Code.

Fair Market Value. With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A “business day” is any day on which the relevant market is open for trading.

Good Reason. With respect to any Grantee, "Good Reason" shall mean the occurrence of any of the following events that the Company fails to cure within ten (10) days after receiving written notice thereof from the Grantee (which notice must be delivered within thirty (30) days of the Grantee becoming aware of the applicable event or circumstance):  (i) assignment to the Grantee of any duties inconsistent in any material respect with the Grantee's position (including status, titles, and reporting requirements), authority, duties or responsibilities or inconsistent with the Grantee's legal or fiduciary obligations; (ii) any material reduction in the Grantee's compensation or substantial reduction in the Grantee's benefits taken as a whole; (iii) any travel requirements materially greater than the Grantee's travel requirements prior to the Change of Control; (iv) any office relocation of greater than fifty (50) miles from the Grantee's then current office; or (v) any breach of any material term of any employment agreement between the Company and the Grantee.

Grantee. An Employee or former Employee of the Company or any Subsidiary, a Director or a Consultant to whom an Award is or has been granted under the Plan; Grantees shall also include individuals to whom Converted Awards were granted.

Grantor. With respect to an Award granted to an Employee or Consultant, the Committee or the Chairman, as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board or Committee is the Grantor.

Holder. The individual who holds an Award, who shall be the Grantee or a Beneficiary.

Incentive Stock Option or ISO. An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.

Non-Qualified Stock Option. An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option to the extent it does not satisfy the requirements of Section 422 of the Code.

Nonreporting Person. A Grantee who is not subject to Section 16 of the Act with respect to the Company.

Option or Stock Option. A right granted pursuant to Article V.

Option Price. The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.

Other Award. Awards granted pursuant to Article IX.

Performance Goals. One or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award; free cash flow, adjusted free cash flow, EBITDA, adjusted EBITDA, sales, revenue, revenue growth, income, operating income, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, funds from operations, operating profit and margin rate, gross margins, debt leverage (debt to capital), market capitalization, total enterprise value (market capitalization plus debt), total shareholder return and stock price or any other performance criteria established by the Committee. With respect to any Award that was granted on or before November 2, 2017 (and not modified thereafter) and that is intended to be “performance-based compensation” under Section 162 of the Code, (i) the outcome of the Performance Goals must be substantially uncertain at the time the Grantor establishes the Performance Goals, and (ii) to the extent consistent with Section 162 of the Code, the Grantor shall appropriately adjust any Performance Goal to take into account the impact of any of the following events on the Company that occurs during the period to which such Performance Goal is applied: asset write-downs; litigation, claims, judgments, settlements; currency fluctuations and other non-cash charges; changes in applicable law, rule or regulation or accounting principles; accruals for reorganization and restructuring programs; costs incurred in the pursuit of acquisition opportunities; strikes, delays or similar disruptions by organized labor, guilds or horsemen’s organizations; national macroeconomic conditions; terrorism and other international hostilities; significant regional weather events; and any other extraordinary, unusual or non-recurring event as described in Accounting Principles Board Opinion No.3 (or any successor opinion) and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s securities filings. Any Award may be granted subject to the attainment of such Performance Goals as determined by the Grantor.

Phantom Stock Unit. A right granted under Article VIII.

Phantom Stock Unit Award. An Award of Phantom Stock Units under Article VIII.

Plan. Gaming and Leisure Properties, Inc. Second Amended and Restated 2013 Long Term Incentive Compensation Plan, as set forth herein and as amended from time to time.

Reporting Person. A Grantee who is subject to Section 16 of the Act with respect to the Company.

Restricted Period. The period of time beginning with the Date of Grant of a Restricted Stock Award or Phantom Stock Unit Award and ending when the Restricted Stock or Phantom Stock Unit is forfeited or when all conditions for vesting are satisfied.

Restricted Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award.

Restricted Stock Award. An Award of Restricted Stock under Article VII.

Retirement. A separation from service by the Grantee who is an Employee (i) on or after attainment of age 60 with at least ten (10) Years of Service, or (ii) on or after attainment of age 65.  Years of Service shall be determined pursuant to the terms of the Gaming and Leisure Properties, Inc. 401(k) Plan (or its successor).

Rule 16b-3. Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.

SAR Base Amount. An amount set forth in the Award Agreement for a SAR.

Spin-Off. The date upon which Penn National Gaming, Inc. distributes the shares of the Company to its stockholders.

Stock Appreciation Right or SAR. A right granted under Article VI.

Stock Appreciation Right Award. An Award of Stock Appreciation Rights under Article VI.

Stock Option Award. An Award of Options under Article V.

Subsidiary. Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

Ten Percent Shareholder. A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).

Section 2.2 Construction

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III
STOCK AVAILABLE FOR AWARDS

Section 3.1 Common Stock

Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

Section 3.2 Number of Shares Deliverable

Subject to adjustments as provided in Section 11.2, no more than 4,007,942 shares of Common Stock may be issued under the Plan. Any Awards that are not settled in shares of Common Stock shall not count against this limit.

Section 3.3 Reusable Shares

Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan.  By way of clarification, this section shall not apply to shares tendered as payment of an option exercise, shares withheld to cover taxes, or shares repurchased using option exercise proceeds.

Section 3.4 Maximum Award to an Individual

No individual shall be granted or receive in any calendar year Awards of more than 1,000,000 shares of Common Stock in the aggregate.

ARTICLE IV
AWARDS AND AWARD AGREEMENTS

Section 4.1 General

4.1.1 Subject to the provisions of the Plan, the Committee may at any time and from time to time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons.

4.1.2 The Committee or the Chairman, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate at any time and from time to time those Nonreporting Persons to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons shall be granted; (iii) determine the form or forms of Award to be granted to any Nonreporting Person, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Nonreporting Person; and (v) determine the terms and conditions of each Award to a Nonreporting  Person.

4.1.3 Subject to the provisions of the Plan, the Board or Committee may, at any time and from time to time, (i) determine and designate at any time and from time to time those Directors to whom Awards, other than Incentive Stock Options, are to be granted; (ii) determine the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award to a Director.

4.1.4 Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date; provided that Awards made on or prior to such anniversary may continue in effect in accordance with their terms following such anniversary. Awards may be granted with dividend equivalent rights, on such terms as the Committee may determine; provided that the provisions of Section 7.5 shall govern with respect to dividends on Restricted Stock Awards.

Section 4.2 Eligibility

Any Director, Employee or Consultant, including any officer who is an Employee and any director who is an Employee and an individual who has accepted the Company's or a Subsidiary's offer of employment or consultancy but who has not commenced performing services for the Company or a Subsidiary, shall be eligible to receive Awards under the Plan. Individuals holding Converted Awards shall also eligible to participate in the Plan with respect to such Converted Awards.

Section 4.3 Terms and Conditions; Award Agreements

4.3.1 Terms and Conditions. Except as otherwise provided herein with respect to Converted Awards, each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award at the time of the making of the Award or as may be amended or specified thereafter by the Grantor in the exercise of its or his or her, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time and from time to time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award (including Converted Awards) as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but  not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.

4.3.2 Award Agreements. Each Award granted pursuant to the Plan may be evidenced by an Award Agreement and (except as otherwise provided herein with respect to Converted Awards) shall comply with, and be subject to, the provisions of the Plan.

ARTICLE V
OPTIONS

Section 5.1 Award of Options

5.1.1 Grants. From time to time, the Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Option Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion; provided,  however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Options in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Options to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.

5.1.2 Types of Options

5.1.2.1 Employees. Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.

5.1.2.2 Directors and Consultants. Options granted to Directors or Consultants pursuant to the Plan will be in the form of Non-Qualified Stock Options.

5.1.3 Internal Revenue Code Limits. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as "incentive stock options" (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

Section 5.2 Option Price

The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

Section 5.3 Option Periods

The Grantor shall, from time to time, determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

Section 5.4 Exercisability

5.4.1 Subject to Article X and XIII, each Option shall be exercisable at any time or times during the term of the Option and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may prescribe in the applicable Award Agreement.

5.4.2 Except as provided in Article X, or as otherwise provided in an Award Agreement, an Option may be exercised only during the Grantee's employment with the Company or any of its Subsidiaries or service as a Director or Consultant. No Option may be exercised for a fractional share.

5.4.3 Method of Exercise. A Holder may exercise an Option, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company, together with payment in accordance with Section 5.5.

Section 5.5 Time and Method of Payment for Options

5.5.1 Form of Payment. The Holder shall pay the Option Price in cash (including a personal check) or, with the Grantor's permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program, including one under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder's broker or dealer who in tum will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the amount of the Option Price plus the amount of any applicable tax withholding requirements, with the remainder of such amounts being payable in cash.

5.5.2. Time of Payment. Except in the case where exercise is conditioned on a simultaneous sale of the Option shares or the payment of a cash balance pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

5.5.3 Methods for Tendering Shares. The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common Stock to exercise an Option as it or he or she, as the case may be, deems appropriate.

Section 5.6 Delivery of Shares Pursuant to Exercise of Option

Subject to Section 5.5.2, no shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price, subject to Section 5.5.2, and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1 Award of SARs

6.1.1 Grants. From time to time the Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Appreciation Rights Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion; provided,  however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and SARs in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Stock Appreciation Rights to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.

6.1.2 SAR Base Amount. The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of share of Common Stock on the Date of Grant.

Section 6.2 SAR Periods

The Grantor shall, from time to time, determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.

Section 6.3 Exercisability

6.3.1 Subject to Articles X and XIII, each SAR shall be exercisable at any time or times during the term of the SAR and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may, from time to time, prescribe in the applicable Award Agreement.

6.3.2 Except as provided in Article X, or as otherwise provided in an Award Agreement, a SAR may be exercised only during the Grantee's employment with the Company or any of its Subsidiaries or service as a Director or Consultant.

Section 6.4 Method of Exercise

A Holder may exercise a SAR, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

Section 6.5 Payment Amount, Time and Method of Payment with Respect to SARs

6.5.1 A SAR entitles the Holder thereof, upon the Holder's exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.

6.5.2 Any payment which may become due from the Company by reason of a Grantee’s exercise of SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as determined by the Grantor and as provided in the Award Agreement.

6.5.3 In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.

6.5.4 Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

Section 6.6 Nature of SARs

SARs shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to' the SARs shall be and remain the sole property of the Company and all Grantees' rights hereunder are limited to the rights to receive cash and shares of Common Stock as provided in the Plan and the applicable Award Agreement.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1 Grants

From time to time, the Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant in such number as the Committee or the Chairman may determine Restricted Stock Awards to such Nonreporting Persons as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided,  however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Restricted Stock Awards to such Directors as the Board or Committee may select in its sole discretion. A Restricted Stock Award is a grant of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.

Section 7.2 Restricted Period

The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director or Consultant, as the case may be, for a period of time specified in the Award Agreement or the attainment of one or more Performance Goals within a time period specified in the Award Agreement. A Restricted Stock Award may, if the Grantor in its sole discretion decides, provide for an unconditioned grant.

Section 7.3 Restrictions and Forfeiture

Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by or payment to the Holder.

Section 7.4 Issuance of Stock and Stock Certificate(s)

7.4.1 Issuance. As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.3) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.

7.4.2 Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Section 7.5 Shareholder Rights

Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares and the right to receive dividends, subject to the restrictions and forfeitures set forth herein and as the Grantor may determine.  Unless otherwise determined by the Committee, any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any shares of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock shares.  Notwithstanding anything herein to the contrary, any cash dividends payable on performance-based awards of any kind shall be deferred and payable (in cash or in shares as set forth in any applicable Award Agreement) at the time of (and in the same proportion to) the vesting of the underlying award.

Section 7.6 Delivery of Shares

Upon the expiration (without a forfeiture) or earlier termination of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan prior to delivery.

ARTICLE VIII
PHANTOM STOCK UNIT AWARDS

Section 8.1 Grants

From time to time, the Committee may grant Phantom Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Phantom Stock Unit Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion; provided,  however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and Phantom Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Phantom Stock Unit Awards to such Directors as the Board or Committee may select in its sole discretion. A Phantom Stock Unit represents the right to receive, without payment to the Company, shares of Common Stock, an amount of cash equal to the value of a share of Common Stock on a future date or any combination thereof, as determined by the Grantor.

Section 8.2 Vesting of Phantom Stock Unit Awards

Phantom Stock Units shall become vested as determined by the Grantor, from time to time, and as set forth in the applicable Award Agreement, unless otherwise described in the Plan.

Section 8.3 Cash Value of Phantom Stock Unit Payments

The amount payable with respect to each vested Phantom Stock Unit payable in cash shall be an amount determined by multiplying the number of Phantom Stock Units by the Fair Market Value of one share of Common Stock as of the vesting date.

Section 8.4 Time of Payment

Amounts payable in connection with a Phantom Stock Unit shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.

Section 8.5 Nature of Phantom Stock Units

Phantom Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. Phantom Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Phantom Stock Units shall be and remain the sole property of the Company and all Grantees' rights hereunder are limited to the rights to receive cash or shares of Common Stock as provided in the Plan.

ARTICLE IX
OTHER AWARDS

Section 9.1 Grants

From time to time, the Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Other Awards to such Nonreporting Persons as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Other Awards to such Directors as the Board or Committee may select in its sole discretion.

Section 9.2 Maximum Award to an Individual

9.2.1 Awards Denominated or Payable with Reference to Common Stock. No individual shall be granted or receive in any calendar year Other Awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) representing more than 1,000,000 shares of Common Stock when taken together with Awards granted to such individual.

9.2.2 Awards Denominated or Payable with Reference to Cash. No individual shall be granted or receive in any calendar year Other Awards denominated by or payable in cash representing more than $6,000,000.

Section 9.3 Description of Other Awards

An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan, including but not limited to being subject to Performance Goals. Such Awards may provide for the payment of shares of Common Stock or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.

ARTICLE X
TERMINATION OF EMPLOYMENT OR CESSATION OF SERVICE

Section 10.1 Stock Options and SARs

Except as otherwise provided in Article XIII, if a Grantee who was an Employee, Director or Consultant, as the case may be, when the Grantee received the Options or SARs ceases to be an Employee, Director or Consultant of the Company and all Subsidiaries for any reason, then, except as otherwise provided in an Award Agreement, the Grantee's Options and SARs that are exercisable as of the termination or cessation date shall be cancelled and forfeited at the end of the 120 day period after such date (or the last day of the maximum term of such award, if earlier) and all Options and SARs that are not exercisable as of the termination or cessation date shall be forfeited and cancelled as of such date except in cases of where such termination of employment or cessation of service is a result of (i) the Grantee's death or Disability, in which case the Grantee's Options or SARs that are not then exercisable shall thereupon become exercisable and all Options and SARs shall remain  exercisable for the balance of their respective terms, (ii) resignation (other than for Retirement) by the Employee or Director, in which case the Grantee's Options or SARs that are exercisable as of such termination or cessation date shall be cancelled and forfeited at the end of the 30th day after such date and (iii) termination for Cause by the Company, a Subsidiary, or the Board, in which case all of the Grantee's Options and SARs, whether or not then exercisable, shall be cancelled and forfeited as of such termination date.

Section 10.2 Restricted Stock

If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Restricted Stock ceases to (i) be employed by the Company and all Subsidiaries or (ii) serve as a Director, then, subject to the terms of the applicable Award Agreement, all of the Grantee's Restricted Stock that remain subject to restriction or vesting at such time shall be cancelled and forfeited except in cases of such Grantee's (a) death, (b) Disability, (c) resignation by the Grantee for Good Reason, or (d) resignation by a Grantee who is an employee for Retirement, in which case any remaining restriction or vesting shall thereupon lapse.

Section 10.3 Phantom Stock and Other Awards

If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Phantom Stock Units or Other Awards ceases to (i) be employed by the Company and all Subsidiaries or (ii) serve as a Director, then all of the Grantee's Phantom Stock Units or Other Awards that remain subject to vesting at such time shall be cancelled and forfeited except in cases of such Grantee's death or Disability, in which case any remaining vesting shall thereupon lapse.

Section 10.4 Date of Termination of Employment or Cessation of Board Service

Termination of employment or cessation of Board service of a Grantee for any of the reasons enumerated in this Article X shall, for purposes of the Plan, be deemed to have occurred as of the date which is recorded in the ordinary course in the Company's or a Subsidiary's books and records in accordance with the then-prevailing procedures and practices of the Company or the Subsidiary or, with respect to Awards that are "deferred compensation" under Section 409A of the Code, when a Grantee has a "separation from service" as defined in the regulations promulgated under Section 409A of the Code.

Section 10.5 Specified Employee Restriction

Notwithstanding anything in this Plan to the contrary, with respect to any Award that constitutes "nonqualified deferred compensation" subject to Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to such Award upon the Holder's termination of employment or service shall, to the extent necessary to comply with Section 409A of the Code, be delayed until the first day of the seventh month following his "separation from service" as defined under Section 409A of the Code, if the Holder is a "specified employee" within the meaning of Section 409A of the Code (as  determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A of the Code maintained by the Company and its Subsidiaries).

Section 10.6 Immediate Forfeiture; Acceleration

Except as otherwise provided in this Article X or in an Award Agreement or as otherwise determined by the Grantor, once a Grantee's employment terminates or Board service ceases, as the case may be, any Award that is not then exercisable or vested or as to which any restrictions have not lapsed shall be cancelled and forfeited to the Company; provided, however, that the Grantor may, subject to the provisions of Sections 5.3 and 6.2, extend the periods during which Awards may be exercised or provide for acceleration or continuation of the exercise or vesting date or the lapse of restrictions of such Awards to such extent and under such terms and conditions as such Grantor deems appropriate.   Notwithstanding the forgoing, in no event shall the Grantor accelerate vesting for awards that represent more than 5% of the total equity award pool except in the cases of death, disability, or termination following a Change in Control.

Section 10.7 Terms of Award Agreement

The terms of any Award Agreement may address any of the issues provided for in this Article. In the event of a discrepancy between such terms and the terms of this Article, the terms of the Award Agreement shall apply.

ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS

Section 11.1 Withholding Taxes

The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes.

Section 11.2 Adjustments to Reflect Capital Changes

11.2.1 Recapitalization, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction or affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

11.2.1.1 the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the Plan;

11.2.1.2 the number and type of shares of Common Stock or other securities subject to outstanding Awards;

11.2.1.3 the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

11.2.1.4 other value determinations applicable to outstanding Awards.

11.2.2 Sale or Reorganization. After any reorganization, merger, or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or SAR or vesting of such other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of Common Stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Notwithstanding the foregoing, in the event of a Change of Control, the Grantor may (a) cancel without consideration any outstanding Awards with an exercise price that is more than the Fair Market Value of Common Stock as of the Change of Control, and (b) in lieu of the substituted shares referenced herein, Grantor may elect to pay Grantee a cash payment equal to the difference between the exercise price for the Award and the Fair Market Value of the Company’s Common Stock as of the Change of Control.

11.2.3 Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.2.4 Awards Converted in Separation. Awards (“Converted Awards”) in or with respect to shares of Common Stock (including SARs and Phantom Stock Units) that result from the conversion of awards issued under the equity compensation plans of Penn National Gaming, Inc. ("Penn National") pursuant to the provisions of the Employee Matters Agreement to be entered into between the Company and Penn National, on or about November 1, 2013, (the "EMA") or the Exchange Agreement to which the Company became a party in connection with the Spin-off (the "Exchange Agreement") shall be issued under and, except as set forth below, governed by this Plan.  All shares issued pursuant to such Converted Awards shall not be counted against the limitation on available shares set forth in Section 3.2 of the Plan (and shall not be subject to the other share and dollar limitations set forth in the Plan) and shall be available for issuance pursuant to new Awards under this Plan in the event of the forfeiture of a Converted Award. Such Converted Awards shall continue to be subject to the same terms and conditions regarding term, vesting, termination and other provisions regarding exercise and vesting (as applicable) set forth in the original award from Penn National (including applicable terms of the plan under which the award was made and any terms applicable to the award pursuant to any separate written agreement between the holder and Penn National), except as otherwise set forth in the EMA or the Exchange Agreement, as applicable; provided that the provisions of  this Plan set forth in Article XII shall apply to such Converted Awards.  In the event of any conflict between the terms of the Plan and those of the EMA or the Exchange Agreement, as applicable, the terms of the EMA or the Exchange Agreement, as applicable, shall govern.

Section 11.3 Failure to Comply with Terms and Conditions

Notwithstanding any other provision of the Plan, any outstanding Awards, including, without limit, any rights of payment or delivery or any other rights of a Holder with respect to any Award shall, unless otherwise determined by the Grantor, be immediately forfeited and cancelled if the Holder:

(i) breaches any term, restriction and/or condition of the Plan, any Award Agreement or any employment, separation or other agreement between the Holder and the Company or its Subsidiaries; or

(ii) while serving as a Director or an Employee, is employed by or serves as a Director of a competitor of the Company or its Subsidiaries, or shall be engaged in any activity in competition with the Company or its Subsidiaries; or

(iii) within one (1) year of the Grantee’s termination of employment or cessation of Board service with the Company and its Subsidiaries, solicits or assists in soliciting, directly or in any manner, any person employed by the Company or a Subsidiary to leave such employment or recruit, make an offer of employment to, or hire any such person; or

(iv) divulges at any time any confidential information belonging to the Company or any Subsidiary.

The determination of the Grantor as to the occurrence of any of the events specified in this Section 11.3 shall be conclusive and binding upon all persons for all purposes.

Section 11.4 Regulatory Approvals and Listing

The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company's Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable.

Section 11.5 Restrictions Upon Resale of Stock

If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan is not registered under the Securities Act of 1933, as amended ("Securities Act"), pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his own account and not with a view to the distribution thereof.

ARTICLE XII
ADMINISTRATION OF THE PLAN

Section 12.1 Committee

The Plan shall be administered by or under the direction of the Committee.

Section 12.2 Committee Actions

Except for matters required by the terms of the Plan to be decided by the Board or the Chairman, the Committee shall have full power and authority to interpret and construe the Plan and Awards made under the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.

Section 12.3 Designation of Beneficiary

Each Holder may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Holder may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Holder's death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder's estate shall be entitled to receive the Award, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

Section 12.4 No Right to an Award or to Continued Employment

No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the Chairman pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company's or a Subsidiary's right to make employment decisions with respect to any Grantee.

Section 12.5 Discretion of the Grantor

Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor's determinations under the Plan, including, without limitation the determination of any person to receive awards and the amount of such awards, need not be uniform.

Section 12.6 Indemnification and Exculpation

12.6.1 Indemnification. Each person who is or shall have been a member of the Board or the Committee and each Director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an "Indemnified Person"), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment  in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company's charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

12.6.2 Exculpation. No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 12.7 Unfunded Plan

The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected Employees, Directors and Consultants. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan. All such stock shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

Section 12.8 Inalienability of Rights and Interests

The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder, provided that transfers pursuant to a qualified domestic relations order or by will or by the laws of descent and distribution shall be allowable. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Committee or its delegate (and subject to such conditions as the Committee or its delegate may impose), may elect to transfer some or all of an Award for charitable, estate planning or tax planning purposes; provided, however, that the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the "Transferee") must comply with all other provisions of the Award.

No transferred Award shall be exercisable or vest following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his relationship to the Holder.

Section 12.9 Awards Not Included for Benefit Purposes

Except as specifically provided in any pension, group insurance or other benefit plan applicable to the Grantee, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any such plan applicable to the Grantee which are maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee or required by applicable law.

Section 12.10 No Issuance of Fractional Shares

The Company shall not be required to deliver any fractional share of Common Stock resulting from Awards under the Plan but, as determined by the Committee, may (but shall not be required to) pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.

Section 12.11 Modification for International Grantees

Notwithstanding any provisions to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantees in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.

Section 12.12 Leaves of Absence

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and, (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence Notwithstanding the foregoing, with respect to Awards that are "deferred compensation" under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan and for purposes of the Award when the recipient has a "separation from service" as defined in the regulations promulgated under Section 409A of the Code.

Section 12.13 Communications

12.13.1 Communications by the Grantor. All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, or when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his address last appearing on the records of the Company.

12.13.2 Communications by the Directors, Employees, and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company's principal office to the attention of the Company's Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

Section 12.14 Parties in Interest

The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.

Section 12.15 Severability

Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

Section 12.16 Compliance with Laws

The Plan and Awards made under the Plan shall be administered in compliance with all applicable Federal and state laws, rules and regulations and any applicable regulations and rules of a government or regulatory agency or stock exchange. It is intended that Awards made under the Plan be made in a manner which permits the exemption of the grant of such Awards from the provisions of Rule 16b-3.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee.  The Board is authorized to amend the Plan, to make any modifications to Award Agreements to comply with Rule 16b-3 and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

Section 12.17 No Strict Construction

No rule of strict construction shall be implied against the Company, the Committee, the Chairman or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.

Section 12.18 Modification

The document contains all of the provisions of the Plan and, except as set forth in Section 14.1, no provisions may be waived, modified or otherwise altered except in a writing adopted by the Board.

Section 12.19 Governing Law

All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles. Notwithstanding anything in the Plan to the contrary, no person will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, Common Stock under an Award if such acquisition would be prohibited by the restrictions on ownership and transfer of Common Stock contained in the Company's charter or would impair the Company's status as a real estate investment trust for United States federal income tax purposes.

ARTICLE XIII
CHANGE OF CONTROL

Section 13.1 Options and SARs

With respect to Options and SARs awarded prior to April 1, 2018, in the event of a Change of Control; unless otherwise provided in an Award Agreement (or in the case of Converted Awards, in the EMA), all Options and SARs outstanding on the date of such Change of Control shall become immediately and fully exercisable, provided that in the case of any outstanding Options or SARs subject to a performance-based vesting schedule, unless otherwise provided in an Award Agreement, performance shall be deemed to have been achieved at the target level or, if greater, the actual level of achievement as of the date of the Change of Control, annualized for the entire performance period, if appropriate, and, in the case of SARs, if payable in cash, shall be paid within thirty (30) days after a Change of Control to all Grantees who have been granted such Award (unless a different payment date is required in order to permit compliance with Section 409A of the Code, if applicable). In all other respects not inconsistent with such acceleration, the Options and SARs shall continue to be governed by the terms of their Award Agreements and the Plan.

Section 13.2 Restricted Stock Awards and Phantom Stock Unit Awards

With respect to Restricted Stock Awards and Phantom Stock Unit Awards awarded prior to April 1, 2018, in the event of a Change of Control, unless otherwise provided in an Award Agreement (or in the case of Converted Awards, in the EMA), all restrictions with respect to Restricted Stock Awards and Phantom Stock Unit Awards shall immediately lapse, provided that in the case of any outstanding Restricted Stock Awards or Phantom Stock Unit Awards with restrictions subject to the achievement of certain performance-based  goals, unless otherwise provided in an Award Agreement, performance shall be deemed to have been achieved at the target level or, if greater, the actual level of achievement as of the date of the Change of Control, annualized for the entire performance period, if appropriate, and, if payable in cash, shall be paid within thirty (30) days after a Change of Control to all Grantees who have been granted such Award (unless a different payment date is required in order to permit compliance with Section 409A of the Code, if applicable).

Section 13.3 Impact of Change of Control

With respect to Awards awarded on or after April 1, 2018, subject to Section 11.2.2, in the event of a Change of Control, upon a Grantee's termination of employment by the Grantee's employer without Cause, or by the Grantee for Good Reason, within one (1) year following the Change of Control (or on the date of the Change of Control), then (a) Options (with an exercise price that is less than the Fair Market Value of the Company’s Common Stock at the time of the Change in Control) and SARs shall vest and become fully exercisable, (b) restrictions on Restricted Stock Awards and Phantom Stock Unit Awards shall lapse and such Awards shall become fully vested, (c) any Awards with vesting or other provisions tied to achievement of performance goals shall be considered to be vested (and, as applicable, shall be earned and paid) at their target levels or, if greater, the actual level of achievement as of the date of the Change of Control, annualized by the entire performance period, if appropriate, (d) any Awards payable in cash shall be paid within thirty (30) days after such termination of employment to all Grantees who have been granted such an Award, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

Section 13.4 Assumption Upon Change of Control

With respect to Awards awarded on or after April 1, 2018, notwithstanding the foregoing, if in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award, or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 13.3 as of the date of the Change of Control, to the same extent as if the holder's employment (or Board service) had been terminated by the Company without Cause as of the date of the Change of Control.  For the purposes of this Section 13.4, an Award shall be considered assumed or substituted for if, following the Change of Control, the award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of any Award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change of Control.  The determination of such substantial equality of value or consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding.  Any assumption or substitution of the Incentive Stock Option will be made in a manner that will not be considered a "modification" under the provisions of Section 424(h)(3) of the Code.

ARTICLE XIV
AMENDMENT AND TERMINATION

Section 14.1 Amendment; No Repricing

The Board with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner that it or he or she, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided,  however, that the Board shall not, without the requisite approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders' approval under any applicable law (including the Code) or stock exchange requirements. No modification, alteration or amendment of the Plan or any Award Agreement may, without the consent of the Grantee (or the Grantee's Beneficiaries in case of the Grantee's death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARs previously awarded to any Grantee, whether through amendment, cancellation or replacement grant, or any other means, without the requisite prior affirmative approval of the shareholders of the Company.

Section 14.2 Suspension or Termination

The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any right or obligation with respect to any Award theretofore made except as herein otherwise provided.

ARTICLE XV
SECTION 409A

It is the intention of the Company that no Award shall constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code, unless and to the extent that the Grantor specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that are subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and in any event shall comply in all respects with Section 409A of the Code and the terms and conditions of all Awards shall be interpreted accordingly.

ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the Effective Date. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

GAMING & LEISURE PROPERTIES, INC.

845 BERKSHIRE BOULEVARD | SUITE 200 | WYOMISSING, PA | 19610

(610) 401-2900 | WWW.GLPROPINC.COM

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GAMING AND LEISURE PROPERTIES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 10, 2020.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
https://www.cstproxy.com/glpropinc/2020

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. To elect to Gaming and Leisure Properties, Inc.'s (the "Company") Board of Directors seven (7) persons nominated by the Board of Directors.
   NOMINEES:

	FOR	AGAINST	ABSTAIN
(1) Peter M. Carlino	☐	☐	☐
(2) Carol ("Lili") Lynton	☐	☐	☐
(3) Joseph W. Marshall, III	☐	☐	☐
(4) James B. Perry	☐	☐	☐
(5) Barry F. Schwartz	☐	☐	☐
(6) Earl C. Shanks	☐	☐	☐
(7) E. Scott Urdang	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________, **2020**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

To view the 2020 Proxy Statement and 2019 Annual Report and to attend the Virtual Annual Meeting, please go to: https://www.cstproxy.com/glpropinc/2020

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GAMING AND LEISURE PROPERTIES, INC.

The undersigned appoints James B. Perry and Barry F. Schwartz, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Gaming and Leisure Properties, Inc. held of record by the undersigned at the close of business on April 6, 2020 at the Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc. to be held by means of a live virtual-only online webcast on June 11, 2020, at 12:00 p.m. EDT, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)